                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant [X]
     Filed by a Party other than the Registrant [ ]
     Check the appropriate box:
     [ ] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                             A. H. Belo Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [X] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------
     (3) Filing Party:

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     (4) Date Filed:

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

                                     [LOGO]

                            400 SOUTH RECORD STREET
                              DALLAS, TEXAS 75202

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 14, 1997

                            ------------------------
To the Shareholders of A. H. BELO CORPORATION

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Annual Meeting") of A. H. Belo Corporation (the "Company"), a Delaware corporation, will be held in the Dallas Museum of Art Auditorium, 1717 North Harwood Street, Dallas, Texas, on Wednesday, May 14, 1997, at 10:00 a.m., Dallas, Texas time, for the following purposes:

          1. To elect five Class II directors to hold office for a term of three years or until their respective successors are elected and qualified;

          2. To approve the proposed amendments to the Company's 1995 Executive Compensation Plan; and

          3. To transact such other business as properly may come before the Annual Meeting or any adjournment thereof.

     The close of business on March 21, 1997 has been fixed by the Board of Directors of the Company as the record date for the Annual Meeting. Only shareholders of record on that date will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof, notwithstanding transfer of any stock on the books of the Company after such record date. The stock transfer books will not be closed.

     A Proxy Statement, form of Proxy, and copy of the Annual Report on the Company's operations during the fiscal year ended December 31, 1996 accompany this notice.

     It is important that your shares be represented at the Annual Meeting. If you do not expect to attend in person, please sign and date the form of Proxy and return it in the enclosed envelope. Shareholders who do plan to attend may vote at the Annual Meeting. The form of Proxy is enclosed as a separate, single-card insert within the mailing envelope in which this Proxy Statement is contained. Shareholders who attend the Annual Meeting may revoke their proxies and vote in person if they desire.

                                             By Order of the Board of Directors

                                                    MICHAEL J. McCARTHY
                                                         Secretary

April 9, 1997

                                    [LOGO]

                            400 SOUTH RECORD STREET
                              DALLAS, TEXAS 75202

                                PROXY STATEMENT

                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 14, 1997

                            SOLICITATION OF PROXIES

     This Proxy Statement is furnished to shareholders of A. H. Belo Corporation, a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors to be voted at the Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held in the Dallas Museum of Art Auditorium, 1717 North Harwood Street, Dallas, Texas, on Wednesday, May 14, 1997, at 10:00 a.m., Dallas, Texas time, or at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. References herein to the "Company" include its subsidiaries, unless the context otherwise requires.

     This Proxy Statement and form of Proxy are being mailed to shareholders on or about April 9, 1997. If the enclosed form of Proxy is executed and returned, it may nevertheless be revoked by the shareholder at any time by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date. A shareholder who attends the Annual Meeting in person may revoke his or her proxy at that time and vote in person if so desired. All proxies duly signed, dated, and returned will be voted as specified therein, but unless otherwise specified, will be deemed to grant authority to vote:

          (1) FOR the election of the five nominees listed under "Election of Directors" as nominees of the Company for election as Class II directors, for a three-year term;

          (2) FOR the approval of the proposed amendments to the Company's 1995 Executive Compensation Plan; and

          (3) At the discretion of the persons named in the enclosed form of Proxy, on any other matter that may properly come before the Annual Meeting or any adjournment thereof.

     The enclosed Proxy is solicited by and on behalf of the Board of Directors of the Company. The Company is unaware of any additional matters not set forth in the Notice of Annual Meeting of Shareholders that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting and presented for a vote of the shareholders (see "Shareholder Proposals" herein), the persons named in the Proxy will vote in accordance with their best judgment upon such matters, unless otherwise restricted by law.

     The cost of solicitation of proxies will be borne by the Company. The Company has engaged Morrow & Co., Inc. to solicit proxies from beneficial owners of shares standing in the name of brokers and other nominees. The Company has agreed to pay Morrow & Co., Inc. a fee of $5,500 and the amount of its expenses for such service. In addition to the use of the mails, proxies may also be solicited by personal interview, facsimile transmission, and telephone by directors, officers, employees, and agents of the Company. The Company will also supply brokers, nominees, or other custodians with the numbers of Proxy forms, Proxy Statements, and Annual Reports they may require for forwarding to beneficial owners, and the Company will reimburse such persons for their expense in so doing.

                OUTSTANDING CAPITAL STOCK AND STOCK OWNERSHIP OF
                     DIRECTORS, CERTAIN EXECUTIVE OFFICERS
                           AND PRINCIPAL SHAREHOLDERS

     The record date for the determination of the shareholders entitled to notice of and to vote at the Annual Meeting has been established by the Board of Directors as the close of business on March 21, 1997. As of the record date, the Company had issued and outstanding and entitled to vote at the Annual Meeting 52,524,561 shares of Series A Common Stock, par value $1.67 per share ("Series A shares"), and 9,178,715 shares of Series B Common Stock, par value $1.67 per share ("Series B shares"). (The Series A shares and Series B shares together are referred to herein as the "Common Stock." For a description of the voting rights of the Series A shares and Series B shares, see "Quorum and Voting" herein.)

     The following table sets forth information as of December 31, 1996, regarding the beneficial ownership of the Company's Common Stock by each person known by management of the Company to own more than five percent of the outstanding shares of Common Stock of the Company, by each of the Company's executive officers, directors and nominees, and by all of its directors and executive officers as a group.

                                                          SHARES OF COMMON STOCK BENEFICIALLY OWNED
                                                         AND PERCENTAGE OF OUTSTANDING SHARES AS OF
                                                                    DECEMBER 31, 1996(2)
                                                         -------------------------------------------
                  NAME AND ADDRESS OF                                                    PERCENT OF
                  INDIVIDUAL OR GROUP                     SERIES A        SERIES B        CLASS(3)
                  -------------------                    ----------      ----------      -----------
Robert W. Decherd(1)**+................................     827,146(4)    2,190,457(5)        8.3%
A. H. Belo Corporation
P.O. Box 655237
Dallas, Texas 75265

Ward L. Huey, Jr.*+....................................     214,738(6)       23,600(7)        ***
A. H. Belo Corporation
P.O. Box 655237
Dallas, Texas 75265

Burl Osborne*+.........................................     144,416(8)       19,718(9)        ***
A. H. Belo Corporation
P.O. Box 655237
Dallas, Texas 75265

Michael J. McCarthy+...................................      56,509(10)       7,716(11)       ***
A. H. Belo Corporation
P.O. Box 655237
Dallas, Texas 75265

Michael D. Perry+......................................      47,539(12)       7,716(11)       ***
A. H. Belo Corporation
P.O. Box 655237
Dallas, Texas 75265

John W. Bassett, Jr.*..................................      28,700(13)      13,200(14)       ***
400 N. Pennsylvania Avenue
Roswell, New Mexico 88201

Judith L. Craven, M.D., M.P.H.*........................      23,900(15)         -0-           ***
2200 North Loop West
Houston, Texas 77018

Roger Enrico**.........................................       9,000(16)         -0-           ***
700 Anderson Hill Road
Purchase, New York 10577

Dealey D. Herndon(1)*..................................   1,061,326(17)   1,305,624(18)       6.5%
322 Congress Avenue
Austin, Texas 78701

Lester A. Levy*........................................      27,500(19)      12,000(20)       ***
2727 Chemsearch Boulevard
Irving, Texas 75062

                                                          SHARES OF COMMON STOCK BENEFICIALLY OWNED
                                                         AND PERCENTAGE OF OUTSTANDING SHARES AS OF
                                                                    DECEMBER 31, 1996(2)
                                                         -------------------------------------------
                  NAME AND ADDRESS OF                                                    PERCENT OF
                  INDIVIDUAL OR GROUP                     SERIES A        SERIES B        CLASS(3)
                  -------------------                    ----------      ----------      -----------
Arturo Madrid, Ph.D.**.................................      23,700(21)         -0-           ***
Trinity University
715 Stadium Drive
San Antonio, Texas 78212

James M. Moroney, Jr.(1)*..............................     519,735(22)   1,164,922(23)       4.6%
A. H. Belo Corporation
P.O. Box 655237
Dallas, Texas 75265

Hugh G. Robinson*......................................       9,200(24)         -0-           ***
8150 N. Central Expressway
Suite 550
Dallas, Texas 75206

William T. Solomon**...................................      25,500(25)      30,000(20)       ***
3535 Travis
Suite 300
Dallas, Texas 75204

Thomas B. Walker, Jr.**................................      31,500(26)      16,000(20)       ***
100 Crescent Court
Suite 1000
Dallas, Texas 75201

J. McDonald Williams*..................................      31,500(25)      16,000(20)       ***
3500 Trammell Crow Center
2001 Ross Avenue
Dallas, Texas 75201

All directors and executive officers as a group (17
  persons).............................................   3,107,508(27)   4,808,666(28)      21.8%(29)

---------------

   *  Director

  **  Director and Nominee

 ***  Less than one percent

   +  Executive Officer

  ++  Shareholder

 (1) The family relationships among the directors, executive officers, and principal shareholders are as follows: James M. Moroney, Jr. is a cousin of Robert W. Decherd and Dealey D. Herndon; and Robert W. Decherd and Dealey
     D. Herndon are brother and sister.

 (2) Series B shares are convertible at any time on a share-for-share basis into Series A shares. For purposes of determining the number of Series A shares beneficially owned by the individuals and entities listed, the individual or entity may be deemed to be the beneficial owner of the Series A shares into which the Series B shares owned are convertible. The numbers listed in the Series A column, however, do not reflect these Series A shares that may be so deemed to be beneficially owned by the individual or entity listed. If the Series A shares into which Series B shares held are convertible were included in the Series A shares total, and if the percent of Series A shares so held were calculated pursuant to Rule 13d-3(d)(1) of the Securities Exchange Act of 1934, the individuals and entities listed would be deemed to be the beneficial owners of the following percentages of the Series A shares: Mr. Decherd -- 10.3%; Mrs. Herndon -- 8.3%; Mr.
     Moroney -- 6.0%; and all directors and executive officers as a group -- 24.4%. All other individuals listed would be deemed to own less than 1% of the Series A shares. See footnote (3).

 (3) "Percent of Class" is calculated by taking the total number of Series A shares and Series B shares beneficially owned by the individual or entity listed and dividing that number by the sum of the total number of Series A shares and Series B shares outstanding and the total number of Series A and Series B shares subject to options held by the individual that were exercisable on or before sixty days following December 31, 1996.

 (4) Includes 31,395 Series A shares subject to presently exercisable options and 29,009 Series A restricted shares issued under the Company's 1986 Long Term Incentive Plan. Does not include 600 Series A shares owned by Mr. Decherd's wife, 2,320 Series A shares owned by Mr. Decherd's son, 43,690 Series A shares held in trusts for which Mr. Decherd serves as trustee, 72,524 Series A shares held in trusts for the benefit of Mr. Decherd's children, 211,750 Series A shares held in a grantor retained annuity trust, and 31,876 Series A shares held by the Decherd Foundation for which Mr. Decherd is a co-trustee, as to all of which shares Mr. Decherd disclaims beneficial ownership.

 (5) Includes 28,300 Series B shares subject to presently exercisable options issued under the Company's 1986 Long Term Incentive Plan and 3,299 Series B shares subject to presently exercisable options issued under the Company's 1995 Executive Compensation Plan. Does not include 600 Series B shares owned by Mr. Decherd's wife, 2,320 Series B shares owned by Mr. Decherd's son, 73,090 Series B shares held in trusts for which Mr. Decherd serves as trustee, and 65,104 Series B shares held in trusts for the benefit of Mr. Decherd's children, as to all of which shares Mr. Decherd disclaims beneficial ownership.

 (6) Includes 126,655 Series A shares subject to presently exercisable options and 55,139 Series A restricted shares issued under the Company's 1986 Long Term Incentive Plan.

 (7) Includes 23,600 Series B shares subject to presently exercisable options issued under the Company's 1995 Executive Compensation Plan.

 (8) Includes 86,143 Series A shares subject to presently exercisable options and 48,746 Series A restricted shares issued under the Company's 1986 Long Term Incentive Plan.

 (9) Includes 19,600 Series B shares subject to presently exercisable options issued under the Company's 1995 Executive Compensation Plan.

(10) Includes 36,596 Series A shares subject to presently exercisable options and 8,106 Series A restricted shares issued under the Company's 1986 Long Term Incentive Plan.

(11) Includes 7,600 Series B shares subject to presently exercisable options issued under the Company's 1995 Executive Compensation Plan.

(12) Includes 35,445 Series A shares subject to presently exercisable options and 7,932 Series A restricted shares issued under the Company's 1986 Long Term Incentive Plan.

(13) Includes 25,500 Series A shares subject to presently exercisable options issued under the Company's 1986 Long Term Incentive Plan. Does not include 122,376 Series A shares owned by the estate of Mr. Bassett's late wife. Also does not include 19,300 Series A shares owned by Mr. Bassett's adult children, as to which Mr. Bassett shares dispositive power, and 35,200 Series A shares held in trusts for the benefit of Mr. Bassett's children for which Mr. Bassett serves as trustee, as to all of which shares Mr. Bassett disclaims beneficial ownership.

(14) Includes 10,000 Series B shares subject to presently exercisable options issued under the Company's 1986 Long Term Incentive Plan. Does not include 159,160 Series B shares owned by the estate of Mr. Bassett's late wife. Also does not include 34,730 Series B shares owned by Mr. Bassett's adult children, as to which Mr. Bassett shares dispositive power, and 66,682 Series B shares held in trusts for the benefit of Mr. Bassett's children for which Mr. Bassett serves as trustee, as to all of which shares Mr. Bassett disclaims beneficial ownership.

(15) Includes 22,500 Series A shares subject to presently exercisable options issued under the Company's 1986 Long Term Incentive Plan.

(16) Includes 8,000 Series A shares subject to presently exercisable options issued under the Company's 1986 Long Term Incentive Plan.

(17) Includes 15,500 Series A shares subject to presently exercisable options issued under the Company's 1986 Long Term Incentive Plan. Does not include 48,670 Series A shares owned by Mrs. Herndon's husband, 23,650 Series A shares held in trust for the benefit of one of Mrs. Herndon's sons, and 49,228 Series A shares held in trusts for which Mrs. Herndon serves as trustee, as to all of which shares Mrs. Herndon disclaims beneficial ownership.

(18) Does not include 7,090 Series B shares held in trust for the benefit of one of Mrs. Herndon's sons, and 49,228 Series B shares held in trusts for which Mrs. Herndon serves as trustee, as to all of which shares Mrs. Herndon disclaims beneficial ownership.

(19) Includes 15,500 Series A shares subject to presently exercisable options issued under the Company's 1986 Long Term Incentive Plan. Does not include 4,000 Series A shares owned by Mr. Levy's wife, 1,200 Series A shares owned by Mr. Levy's stepson and 1,200 Series A shares held in trusts for which Mr. Levy serves as co-trustee and Mr. Levy's son is beneficiary, as to all of which shares Mr. Levy disclaims beneficial ownership.

(20) Includes 10,000 Series B shares subject to presently exercisable options issued under the Company's 1986 Long Term Incentive Plan.

(21) Includes 23,500 Series A shares subject to presently exercisable options issued under the Company's 1986 Long Term Incentive Plan.

(22) Includes 25,500 Series A shares subject to presently exercisable options issued under the Company's 1986 Long Term Incentive Plan. Does not include 21,000 Series A shares owned by Mr. Moroney's wife and 575 Series A shares held by a charitable trust of which Mr. Moroney serves as a trustee, as to all of which shares Mr. Moroney disclaims beneficial ownership.

(23) Includes 1,000,000 Series B shares held by a family limited partnership of which Mr. Moroney is the managing general partner and 10,000 Series B shares subject to presently exercisable options issued under the Company's 1986 Long Term Incentive Plan. Does not include 21,000 Series B shares owned by Mr. Moroney's wife, as to which shares Mr. Moroney disclaims beneficial ownership.

(24) Includes 7,000 Series A shares subject to presently exercisable options issued under the Company's 1986 Long Term Incentive Plan.

(25) Includes 25,500 Series A shares subject to presently exercisable options issued under the Company's 1986 Long Term Incentive Plan.

(26) Includes 25,500 Series A shares subject to presently exercisable options issued under the Company's 1986 Long Term Incentive Plan. Does not include 10,000 shares owned by Mr. Walker's wife, as to which shares Mr. Walker disclaims beneficial ownership.

(27) Includes 555,955 Series A shares subject to presently exercisable options.

(28) Includes 151,599 Series B shares subject to presently exercisable options.

(29) Represents approximately 43.1% of the voting power of all outstanding shares of Common Stock.

     Effect of Merger Upon Stock Ownership. As a result of the Company's acquisition of The Providence Journal Company on February 28, 1997, an additional 25,395,000 shares of the Company's Series A Common Stock were issued and distributed to the former stockholders of The Providence Journal Company. If the additional 25,395,000 Series A shares had been included in the total number of outstanding Series A shares as of December 31, 1996, the individuals and entities shown in the table above as holding greater than one percent of the outstanding Common Stock would be deemed to be the beneficial owners of the following percentages of outstanding Common Stock: Mr. Decherd -- 4.9%; Mrs. Herndon -- 3.8%; Mr. Moroney -- 2.7%; and all directors and executive officers as a group -- 12.8%.

                               QUORUM AND VOTING

     The presence, in person or by proxy, of the holders of a majority of the voting power of the outstanding shares of Common Stock of the Company entitled to vote is necessary to constitute a quorum at the Annual Meeting; provided, however, that in no event may a quorum consist of less than one-third of the outstanding shares of Common Stock entitled to vote. The affirmative vote of a plurality of the voting power represented at the Annual Meeting and entitled to vote is required for the election of directors. Approval of the proposal to amend the Company's 1995 Executive Compensation Plan will be decided by a majority of the voting power represented at the Annual Meeting and entitled to vote.

     A holder of Series A shares will be entitled to one vote per Series A share as to each matter properly brought before the Annual Meeting, and a holder of Series B shares will be entitled to 10 votes per Series B share as to each matter properly brought before the Annual Meeting. The holders of Series A shares and Series B shares vote together as a single class on all matters except with respect to (1) any amendments to the Company's Certificate of Incorporation that alter or change the powers, preferences, or special rights of their respective series so as to affect them adversely and (2) such other matters as require class votes under the Delaware General Corporation Law. Cumulative voting is not permitted in the election of directors. Abstentions and broker non-votes, if applicable, are each included in the determination of the number of shares present at the Annual Meeting for purposes of determining a quorum. Abstentions and broker non-votes have no effect on determinations of plurality, except to the extent that they affect the total votes received by any particular candidate. For matters requiring majority approval, abstentions will have the effect of negative votes but broker non-votes will have no effect because they are not treated as shares entitled to vote on such matters.

                                  PROPOSAL ONE

                             ELECTION OF DIRECTORS

     The bylaws of the Company provide that the Board of Directors is to be divided into three classes, approximately equal in number, with staggered terms of three years. Class I currently consists of four directors and Classes II and III currently consist of five directors each. Four of the five nominees designated by the Board of Directors for election as Class II directors at the 1997 Annual Meeting will serve a three-year term if elected. The bylaws of the Company provide that a director who attains age seventy-five shall retire on the date of the annual meeting of shareholders next following his or her seventy-fifth birthday. As a result of this provision, Thomas B. Walker, Jr., if elected, will retire on the date of the 1999 Annual Meeting of Shareholders.

NOMINEES FOR DIRECTORS

     Class II Directors (Term expires in 2000)

PHOTO ROBERT W.         ROBERT W. DECHERD, age 45, has served as a director of the
DECHERD                 Company since March 1976. He has been Chairman of the Board and Chief Executive Officer of the Company since January
                        1987. Mr. Decherd became President of the Company in January
                        1994, and previously served as President from January 1985 through December 1986. From January 1984 through December
                        1986, he served as Chief Operating Officer. Mr. Decherd is a member of the Boards of Directors of CCBG Corporation and
                        Kimberly-Clark Corporation.

PHOTO ROGER A.          ROGER A. ENRICO, age 52, has served as a director of the
ENRICO                  Company since July 1995. He has been Chief Executive Officer of PepsiCo Inc. since April 1996 and Chairman of the Board of PepsiCo Inc. since November 1996. He served as Chairman and Chief Executive Officer of PepsiCo Worldwide Restaurants
                        from the end of 1994 and Vice Chairman of PepsiCo Inc. from
                        1993 until November 1996. Mr. Enrico was Chairman and Chief
                        Executive Officer of PepsiCo Worldwide Foods from 1992 to
                        1993 and President and Chief Executive Officer of Frito-Lay,
                        Inc. from 1991 to 1992. Mr. Enrico is a member of the Boards of Directors of PepsiCo, Inc., Dayton Hudson Corporation,
                        The Prudential Insurance Company of America, Inc. and the
                        United Negro College Fund.

PHOTO ARTURO MA-        ARTURO MADRID, PH.D., age 58, has served as a director of
DRID, PH.D.             the Company since January 1994. He is the Norene R. and
                        Frank Murchison Distinguished Professor of the Humanities at
                        Trinity University in San Antonio, Texas. From 1984 to 1993
                        he served as the founding President of the Tomas Rivera
                        Center, a national institute for policy studies on Latino
                        issues. Previously, Dr. Madrid served as a director of the
                        Fund for the Improvement of Post-Secondary Education, U.S.
                        Department of Education and of the Ford Foundation's
                        Graduate Fellowship Program. In addition, he has held
                        academic and administrative positions at Dartmouth College, the University of California, San Diego, and the University
                        of Minnesota. Dr. Madrid is a member of the Council for
                        Foreign Relations and a fellow of the National Academy for
                        Public Administration. In 1996, he was awarded the Charles
                        Frankel Prize by the National Endowment for the Humanities.

PHOTO WILLIAM T.        WILLIAM T. SOLOMON, age 54, has served as a director of the
SOLOMON                 Company since April 1983. He is the Chairman and Chief
                        Executive Officer of Austin Industries, Inc., a general
                        construction company, a position he has held since 1987.
                        Prior to 1987, Mr. Solomon was President and Chief Executive
                        Officer of Austin Industries, Inc..

PHOTO THOMAS B.         THOMAS B. WALKER, JR., age 73, has served as a director of
WALKER, JR.             the Company since April 1982. He has been a partner, either general or limited, in the Goldman Sachs Group, L.P.,
                        investment bankers, since 1968. Mr. Walker is a member of
                        the Boards of Directors of NCH Corporation, SYSCO
                        Corporation and Riviana Foods, Inc..


DIRECTORS CONTINUING IN OFFICE

     Class III Directors (Term expires in 1998)

PHOTO JUDITH L.         JUDITH L. CRAVEN, M.D., M.P.H., age 51, has served as a
CRAVEN                  director of the Company since December 1992. Since July
                        1992, she has served as President of the United Way of the
                        Texas Gulf Coast. From February 1983 to June 1992, Dr.
                        Craven served as Dean of the School of Allied Health
                        Sciences of the University of Texas Health Science Center at
                        Houston and from September 1987 to June 1992 as Vice
                        President of Multicultural Affairs for the University of
                        Texas Health Science Center. Since July 1996, Dr. Craven has
                        been a member of the Board of Directors of SYSCO
                        Corporation.

PHOTO DEALEY D.         DEALEY D. HERNDON, age 50, has served as a director of the
HERNDON                 Company since May 1986. Since November 1995, Mrs. Herndon
                        has been president of Herndon, Stauch & Associates, a
                        project and construction management firm. Mrs. Herndon is
                        also currently the Chairman of the Board of Directors of St.
                        Edward's University. Mrs. Herndon served from 1991 to
                        September 1995 as the Executive Director of the State
                        Preservation Board of the State of Texas, and she is a
                        Trustee of the National Trust for Historic Preservation in
                        Washington, D.C.. She serves on the Boards of Directors of the Friends of the Governor's Mansion and Capital Area
                        United Way in Austin, Texas.

PHOTO WARD L. HUEY,     WARD L. HUEY, JR., age 58, has served as a director of the
JR.                     Company since April 1982. He has been Vice Chairman of the
                        Board and President, Broadcast Division since January 1987.
                        He was President and Chief Executive Officer of the
                        Company's broadcasting subsidiary, Belo Broadcasting
                        Corporation, from April 1981 through December 31, 1986, at which time the stock ownership of the broadcasting
                        subsidiaries changed from Belo Broadcasting Corporation to the Company.

PHOTO JAMES M.          JAMES M. MORONEY, JR., age 75, has served as a director of
MORONEY, JR.            the Company since February 1952. He served as Chairman of
                        the Board of the Company from April 1984 through December
                        1986, and from January 1983 through December 1986 he served as Chief Executive Officer of the Company. Mr. Moroney
                        currently serves as Chairman of the Board of Trustees of the
                        University of Dallas.

PHOTO HUGH G.           HUGH G. ROBINSON, age 64, has served as a director of the
ROBINSON                Company since May 1989. Mr. Robinson is Chairman and Chief
                        Executive Officer of The Tetra Group, Inc., a construction management firm. He has held that position since 1989, and for more than five years prior to such date Mr. Robinson was
                        President of Cityplace Development Corporation, a real
                        estate development subsidiary of the Southland Corporation.
                        Mr. Robinson is a former Chairman and Board member of the
                        Federal Reserve Bank of Dallas. He is currently a member of the Boards of Directors of TU Electric Company, Guaranty
                        Federal Savings Bank, Smith Environmental Services, Inc. and
                        Circuit City Stores, Inc., and is a Trustee of Columbus
                        Realty Trust, a real estate investment trust.


CLASS I DIRECTORS (TERM EXPIRES IN 1999)

PHOTO JOHN W.           JOHN W. BASSETT, JR., age 59, has served as a director of
BASSETT, JR.            the Company since March 1979. He is a practicing attorney
                        and is a partner in the law firm of Bassett & Copple, LLP in
                        Roswell, New Mexico. Prior to forming Bassett & Copple, LLP in October 1995, Mr. Bassett was a stockholder in the law
                        firm of Atwood, Malone, Mann & Turner, P.A., Roswell, New
                        Mexico, for more than ten years.

PHOTO LESTER A. LEVY    LESTER A. LEVY, age 74, has served as a director of the
                        Company since April 1985. He has been Chairman of the Board of Directors of NCH Corporation, a chemical products
                        company, since 1965 and has been with NCH Corporation since
                        1946.

PHOTO BURL OSBORNE      BURL OSBORNE, age 59, has served as a director of the
                        Company since January 1987. He has been President,
                        Publishing Division of the Company since November 1995.
                        Since January 1991, Mr. Osborne has been Publisher of The
                        Dallas Morning News, Inc., a subsidiary of the Company. Mr.
                        Osborne was President of The Dallas Morning News, Inc. from
                        1985 through December 1990 and Editor of The Dallas Morning
                        News, Inc. from 1985 through January 1997.

PHOTO J. MCDONALD       J. MCDONALD WILLIAMS, age 55, has served as a director of
WILLIAMS                the Company since April 1985. Mr. Williams is Chairman of
                        the Trammell Crow Company, a real estate services firm. From
                        1991 until July 1994, Mr. Williams was President and Chief
                        Executive Officer of Trammell Crow Company and from 1977 to
                        December 1990, he was managing partner of Trammell Crow
                        Company. Mr. Williams is a member of the Board of Directors of Mitchell Energy & Development Corp..


APPOINTMENT OF DIRECTORS IN CONNECTION WITH MERGER

     There are currently four vacancies on the Board of Directors. In connection with its acquisition of The Providence Journal Company ("Providence Journal") on February 28, 1997 (the "Merger"), the Company agreed to fill these vacancies with individuals who were serving as directors of Providence Journal immediately prior to the Merger. At its regular meeting in February 1997, the Board of Directors chose the following individuals to fill the existing four vacancies in the following classes: Stephen Hamblett (Class III), Henry P. Becton, Jr. (Class
II), Fanchon M. Burnham (Class I) and Peter B. Freeman (Class III). These appointments will be effective as of the regular meeting of the Board of Directors on May 14, 1997. The Company also agreed in connection with the Merger that James M. Moroney, Jr., who will attain the age of seventy-five in 1997, will continue to serve on the Board of Directors until the year 2000, if willing and able to do so.

  Appointed Directors (Effective as of the May 14, 1997 Meeting of the Board)

     Stephen Hamblett, 62, will serve as a Class III director until the Company's Annual Meeting of Shareholders in May 1998. Since February 1997, he has been Chairman of the Board, Chief Executive Officer and Publisher of The Providence Journal Company, a wholly-owned subsidiary of the Company. From 1987 to 1997, he was Chairman, Chief Executive Officer and Publisher of the pre-merger Providence Journal Company. Mr. Hamblett is currently a member of the boards of directors of the Associated Press, the Newspaper Association of America and the Inter American Press Association.

     Henry P. Becton, Jr., 53, will serve as a Class II director until the Company's Annual Meeting of Shareholders in May 2000. He served as a director of The Providence Journal Company from 1992 to 1997. Since 1984, Mr. Becton has been President and General Manager of WGBH Education Foundation. He is a member of the board of directors of Becton Dickinson and Company and is a trustee or director of the following investment companies managed by Scudder, Stevens &
Clark: Scudder Cash Investment Trust; Scudder California Tax Free Trust; Scudder Municipal Trust; Scudder State Tax Free Trust; Scudder Investment Trust; and Scudder Portfolio Trust.

     Fanchon M. Burnham, 52, will serve as a Class I director until the Company's Annual Meeting of Shareholders in May 1999. She served as a director of The Providence Journal Company from 1992 to 1997. Since 1985, Mrs. Burnham has been a partner in the accounting/consulting firm of F. M. Burnham and Associates in Washington, D.C..

     Peter B. Freeman, 64, will serve as a Class III director until the Company's Annual Meeting of Shareholders in May 1998. He served as a director of The Providence Journal Company from 1981 to 1997. During the past five years Mr. Freeman has been self-employed as a corporate director and trustee, including serving as a director of Blackstone Valley Electric Company, AMICA Mutual Insurance Company and AMICA Life Insurance Company; a trustee of Eastern Utilities Associates; as well as a trustee or director of the following investment companies managed by Scudder, Stevens & Clark: Scudder Fund, Inc.; Scudder Institutional Fund, Inc.; Scudder Cash Investment Trust; Scudder California Tax Free Trust; Scudder Municipal Trust; Scudder State Tax Free Trust; Scudder Tax Free Money Fund; Scudder Tax Free Trust; Scudder Funds Trust; and Scudder Variable Life Investment Fund.

MEETINGS AND COMMITTEES OF BOARD OF DIRECTORS

     The Board of Directors held a total of thirteen meetings in 1996. Each director attended at least seventy-five percent of the aggregate of the total number of meetings held by the Board of Directors and the total number of meetings held by all committees of the Board on which he or she served. The Board of Directors has an Audit Committee, a Compensation Committee, and a Directors Planning Committee, all of the members of each of which are non-employee directors.

     Audit Committee. The Audit Committee consists of Judith L. Craven, Roger A. Enrico, Dealey D. Herndon, Arturo Madrid and Hugh G. Robinson. Mr. Robinson serves as Chairman of the Audit Committee. Henry P. Becton, Jr. and Fanchon M. Burnham will join the Audit Committee following their appointment to the Board of Directors, effective as of the May 14, 1997 meeting of the Board. The Audit Committee consults with the Company's independent auditors and with personnel from the internal audit and financial staffs with respect to corporate accounting, reporting, and internal control practices. The Audit Committee met two times during 1996.

     Compensation Committee. The Compensation Committee consists of John W. Bassett, Jr., Lester A. Levy and J. McDonald Williams. Mr. Williams serves as Chairman of the Compensation Committee. Judith L. Craven has been appointed to the Compensation Committee, effective May 15, 1997. The Compensation Committee makes recommendations to the Board of Directors for salary and bonus levels for executive officers and total compensation for senior executive officers, and administers the Company's 1995 Executive Compensation Plan, G. B. Dealey Retirement Pension Plan, Employee Savings and Investment (401(k)) Plan, Supplemental Executive Retirement Plan, and Management Security Plan. The Compensation Committee met four times during 1996.

     Directors Planning Committee. The Directors Planning Committee consists of Dealey D. Herndon, Lester A. Levy, James M. Moroney, Jr., Hugh G. Robinson, Thomas B. Walker, Jr., J. McDonald Williams and William T. Solomon. Mr. Solomon serves as Chairman of the Directors Planning Committee. The Directors Planning Committee reviews the long-range financial and strategic planning efforts of the Company and reviews possible nominees for positions on the Board of Directors. The Directors Planning Committee met once in 1996.

                                  PROPOSAL TWO

                             APPROVAL OF AMENDMENTS
                         TO THE A. H. BELO CORPORATION
                        1995 EXECUTIVE COMPENSATION PLAN

     The A. H. Belo Corporation 1995 Executive Compensation Plan (the "1995 Plan") became effective as of January 1, 1995 following adoption by the Company's Board of Directors and approval by the shareholders of the Company at the 1995 Annual Meeting of Shareholders. Set forth below are amendments to the 1995 Plan, which were adopted by the Compensation Committee of the Board of Directors (the "Committee"), subject to shareholder approval. The following amendments, which do not extend the term of the 1995 Plan, have been ratified by the Board of Directors and recommended by the Board for approval by the Company's shareholders at the 1997 Annual Meeting.

AMENDMENTS TO THE 1995 PLAN

     Number of Shares. The initial number of shares reserved for issuance under the 1995 Plan was 2,000,000 shares of either Series A or Series B Common Stock. As a result of the Company's two-for-one stock split in June 1995, the total number of shares that may be granted under the plan was increased to 4,000,000. The Committee has amended the 1995 Plan, subject to shareholder approval, to increase this number to 5,000,000 shares to prepare for anticipated increases in the number of participants in the 1995 Plan over the next few years as a result of the recent acquisition of Providence Journal.

     Section 16 Amendments. On May 31, 1996, the Securities and Exchange Commission issued new rules under Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including Rule 16b-3 governing issuances under employee benefit plans. The 1995 Plan currently includes provisions necessary for compliance with the requirements of old Rule 16b-3. In light of the new Section 16 changes, the Committee has amended the 1995 Plan, subject to shareholder approval, (i) to eliminate the prohibition against transferability of stock options granted to directors other than by will or the laws of descent and distribution, (ii) to update the qualifications of Committee members to comply with changes in Section 16 and with Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and (iii) to eliminate other requirements made obsolete by new Section 16, including limitations on the amendment of the terms of directors' stock options and the requirement that options granted to directors be administered in compliance with old Rule 16b-3.

     Limitations on Awards. The amount of any Executive Compensation Plan Bonus (as defined below) paid to a participant under the current plan is restricted to the lesser of 100% of a participant's base salary or $1,000,000. In December 1995, the Committee increased the target bonus percentages for certain participants in the Company's Executive Compensation Plan and increased the maximum bonus opportunity for all participants to insure competitive compensation levels while maximizing incentives to enhance shareholder value. See "Compensation Committee Report on Executive Compensation -- Executive Compensation Plan -- Annual Bonus Opportunity" on page 27. These potential bonus increases make it possible that the Chief Executive Officer or another senior corporate officer could earn a bonus which exceeds the limitations imposed by the 1995 Plan in years when the Company's financial performance has been highly successful. As a result, the Committee amended the plan, subject to shareholder approval, to eliminate the current formula of the lesser of 100% of a participant's base salary or $1,000,000 and replace it with a single limit of $1,500,000. Similarly, the Committee has also amended the 1995 Plan, subject to shareholder approval, to increase the maximum number of options that may be awarded to a participant during any calendar year from 200,000 options to 500,000 options to provide greater flexibility in maintaining competitive compensation levels while aligning the interests of executives and key employees with those of shareholders.

     Exercisability Period for Options Following Termination. The Committee has amended the 1995 Plan, subject to shareholder approval, to extend the exercisability of stock options and appreciation rights from one year following the death, disability or retirement of a participant at or after age 65 to the full remaining term of the option or appreciation right (ten years from the date of grant) upon death, disability or retirement at or after early retirement age under the Company's pension plan (currently age 62 or age 55 with five years of employment with the Company). The Committee believes that this amendment will provide participants and their families with greater financial flexibility under these circumstances.

     Miscellaneous. The Committee has also amended the 1995 Plan, subject to shareholder approval, to make certain other less significant changes, including:
(i) eliminating references to the Company's 1986 Long Term Incentive Plan, which has now expired; (ii) adding a requirement that the Committee must adjust numbers in the 1995 Plan to appropriately reflect stock splits or similar events (the current provision allows for, but does not require, such adjustments); and
(iii) expressly authorizing the Board of Directors to terminate the 1995 Plan at any time (which authority was implicit in its ability to amend the plan), provided that any termination will not adversely affect outstanding awards under the plan.

GENERAL

     The following summary of certain material features of the 1995 Plan, which includes the amendments described above, is qualified in its entirety by reference to the full text of the 1995 Executive Compensation Plan (As Restated to Incorporate Amendments through May 14, 1997), which is set forth in the attached Exhibit A.

     The goal of the 1995 Plan is to provide appropriate incentives that will allow the Company to attract and retain the best available talent and to encourage the directors and executives to put forth their maximum efforts for the success of the Company's business, thereby serving the best interests of the Company and its shareholders.

     All executive officers and other key employees of the Company and its subsidiaries ("Participants") are eligible to participate in the 1995 Plan. Currently, 127 employees participate in the 1995 Plan in addition to eleven non-employee directors and the five senior executives named in the Summary Compensation Table on page 20. Four new directors who are former directors of The Providence Journal Company will become eligible to participate in the 1995 Plan, effective at the meeting of the Board on May 14, 1997. See "Proposal
One -- Election of Directors -- Appointment of Directors in Connection with Merger" on page 10.

     The 1995 Plan is a flexible plan that provides the Committee with broad discretion to fashion the terms of the awards to provide eligible Participants with stock-based incentives and performance-based bonus opportunities, payable in cash or stock as the Committee deems appropriate. The 1995 Plan permits the issuance of awards in a variety of forms, including: (1) non-qualified and incentive stock options (collectively, "Stock Options"), (2) appreciation rights, (3) restricted stock, (4) performance units, and (5) bonuses ("Executive Compensation Plan Bonuses") which become payable annually upon achievement of specified Management Objectives (hereinafter defined).

     The 1995 Plan provides for the grant of up to 5,000,000 shares of Common Stock. Shares of Common Stock issued or transferred pursuant to the 1995 Plan will be shares of Series A Common Stock or Series B Common Stock, as determined by the Committee in its discretion.

ADMINISTRATION OF THE 1995 PLAN

     Unless the administration of the 1995 Plan has been expressly assumed by the Board pursuant to a resolution of the Board, the 1995 Plan will be administered by the Committee, which at all times will consist of two or more directors appointed by the Board, all of whom will qualify as "non-employee directors" as defined in Rule 16b-3 and as "outside directors" as defined in regulations adopted under Section 162(m) of the Code, as such terms are amended from time to time. Except as described herein, the Committee has the full authority and discretion to administer the 1995 Plan and to take any action that is necessary or advisable in connection with the administration of the 1995 Plan, including without limitation the authority and discretion to interpret and construe any provision of the 1995 Plan or of any agreement, notification or document evidencing the grant of an award.

     If a Participant's employment terminates before the end of a performance period or before a Stock Option or appreciation right is fully exercisable, and such termination is caused by reason of a Participant's death, disability or retirement at or after age 62 or age 55 with 5 years of employment with the Company, each

Stock Option or appreciation right held by such Participant will remain exercisable until the Stock Option or appreciation right expires by its terms. In the event of a Participant's termination of employment for other reasons, the Committee will have the sole discretion to determine, under the circumstances, the extent to which a Stock Option or appreciation right held by the Participant may be exercised following such termination of employment.

AWARDS UNDER THE 1995 PLAN

     Stock Options for Participants. The Committee in its discretion shall determine the number of shares of Common Stock subject to Stock Options to be granted to each Participant. The Committee may grant non-qualified stock options, incentive stock options or a combination thereof to the Participants. Stock Options granted under the 1995 Plan will provide for the purchase of Common Stock at prices not less than 100% of the fair market value thereof on the date the Stock Option is granted. No Stock Option granted shall be exercisable more than ten years from the date of grant.

     Stock Options granted under the 1995 Plan will be exercisable at such times and subject to such restrictions and conditions as the Committee shall approve. Each grant will specify that the exercise price is payable (1) in cash, (2) in shares of Common Stock already owned by the Participant, (3) with the consent of the Committee, by withholding a number of shares otherwise issuable to a Participant having a fair market value equal to the exercise price, or (4) in a combination of such methods of payment.

     Each grant will also specify the required periods of continuous service by the Participant with the Company or any subsidiary and/or the Management Objectives to be achieved before the Stock Options or installments thereof will become exercisable, and any grant may provide for the earlier exercise of the Stock Options in the event of a Change in Control or other similar transaction or event. "Change in Control" means the first to occur of the events described in (1) through (4) below, unless the Board has adopted a resolution prior to or promptly following the occurrence of any such event stipulating, conditionally, temporarily or otherwise, that any such event will not result in a Change in Control of the Company: (1) the commencement of, or first public announcement of the intention of any person or group (within the meaning of Section 3(b) of and Rule 13d-5(b) promulgated under the Exchange Act) to commence a tender offer or exchange offer (other than an offer by the Company or any subsidiary) for all, or any part of, the Common Stock; (2) the public announcement by the Company or by any group (as defined in clause (1) above), entity or person (other than the Company, any subsidiary, or any savings, pension or other benefit plan for the benefit of employees of the Company or any subsidiary) which, through a transaction or series of transactions has acquired, directly or indirectly, beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 30% of the total number of shares of Common Stock that such group, entity or person has become such a beneficial owner; (3) the approval by the Company's shareholders (or, if such approval is not required, the consummation) of a merger in which the Company does not survive as an independent publicly owned corporation, a consolidation, or a sale, exchange, or other disposition of all or substantially all the Company's assets; or (4) a change in the composition of the Board during any period of two consecutive years such that individuals who at the beginning of such period were members of the Board cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company's shareholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period.

     Stock Options for Non-employee Directors. Each individual who first becomes a non-employee director on or after the date of the 1996 Annual Meeting will be granted an option to purchase 20,000 shares of Common Stock on the date of election to the Board. Each non-employee director will also be granted an additional option to purchase 5,000 shares of Common Stock on the date of each annual meeting of shareholders following the annual meeting of the individual's initial election to the Board, provided that such individual continues to be a non-employee director at the close of business of each such annual meeting.

     Options granted to non-employee directors will provide for the purchase of Common Stock at prices not less than 100% of the fair market value thereof on the date the option is granted. Each grant will specify that the option may not be exercised until the first anniversary of the date of grant and will be fully exercisable thereafter, without regard to whether the non-employee director continues to be a member of the Board on such first anniversary, until the option expires by its terms. Each grant will also specify that the option price is payable by the same methods as described above for Participants.

     Appreciation Rights. The Committee may from time to time authorize grants to any Participant of appreciation rights upon such terms and conditions as it may determine. Appreciation rights may be granted in tandem with Stock Options or separate and apart from a grant of Stock Options. An appreciation right will be a right of the Participant to receive from the Company upon exercise an amount which will be determined by the Committee at the date of grant and will be expressed as a percentage of the Spread (not exceeding 100%) at the time of exercise. "Spread" means the excess of the fair market value of the Common Stock on the date the Appreciation Right is exercised over (1) the option price in the related Stock Option or (2) if there is no tandem Stock Option, the grant price provided for in the appreciation right multiplied by the number of shares of Common Stock in respect of which the appreciation right is exercised.

     Each grant of an appreciation right made in tandem with Stock Options will specify the option price and any grant not made in tandem with Stock Options will specify the grant price, which in either case will not be less than 100% of fair market value of the Common Stock on the date of grant.

     Any grant may specify that the amount payable upon exercise of an appreciation right may be paid by the Company in cash, shares of Common Stock or any combination thereof, as determined by the Committee in its sole discretion. Any grant may also specify that the amount payable on exercise of an appreciation right may not exceed a maximum amount specified by the Committee at the date of grant.

     Each grant will specify the required periods of continuous service by the Participant with the Company or any subsidiary and/or the Management Objectives to be achieved before the appreciation rights or installments thereof will become exercisable, and will provide that no appreciation right may be exercised except at a time when the Spread is positive and, with respect to any grant made in tandem with Stock Options, when the related Stock Option is also exercisable. The Committee may also grant limited stock appreciation rights, which would become exercisable in the event of a Change in Control or other similar transaction or event.

     Restricted Stock. The Committee may from time to time authorize grants or sales to any Participant of restricted stock upon such terms and conditions as it may determine in accordance with the provisions of the 1995 Plan. Each grant or sale will constitute an immediate transfer of the ownership of shares of Common Stock to the Participant in consideration of the performance of services, entitling such Participant to voting and other ownership rights, but subject to the restrictions hereinafter referred to. Each grant or sale may limit the Participant's dividend rights during the period in which the shares of restricted stock are subject to any such restrictions. Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the fair market value of the Common Stock.

     Each grant or sale will specify the Management Objectives, if any, that are to be achieved in order for the ownership restrictions to lapse. Each such grant or sale will establish restrictions, such as required periods of continuous service, or other restrictions, including restrictions that constitute a "substantial risk of forfeiture" within the meaning of Section 83 of the Code and the regulations of the Internal Revenue Service thereunder. Any grant or sale may provide for the earlier termination of any such restrictions in the event of a Change in Control or other similar transaction or event.

     Each such grant or sale will provide that during the period for which such restriction or restrictions are to continue, the transferability of the restricted stock will be prohibited or restricted in a manner and to the extent prescribed by the Committee at the date of grant (which restrictions may include, without limitation, rights of repurchase or first refusal of the Company or provisions subjecting the restricted stock to continuing restrictions in the hands of any transferee).

     Performance Units. The Committee may from time to time authorize grants to any Participant of performance units, which will become payable upon achievement of specified Management Objectives, upon such terms and conditions as it may determine in accordance with the provisions of the 1995 Plan.

     Each grant will specify the time and manner of payment of performance units which have become payable, which payment may be made in (1) cash, (2) shares of Common Stock having a fair market value equal to the aggregate value of the performance units which have become payable, or (3) any combination thereof, as determined by the Committee in its sole discretion at the time of payment.

     Each grant of a performance unit may also contain such terms and provisions, consistent with the 1995 Plan, as the Committee may approve, including provisions relating to a Change in Control or other similar transaction or event.

     Executive Compensation Plan Bonuses. The Committee may from time to time authorize payment of annual incentive compensation in the form of an Executive Compensation Plan Bonus to a Participant, which will become payable upon achievement of specified Management Objectives during a 12-month performance period. Executive Compensation Plan Bonuses will be payable upon such terms and conditions as the Committee may determine in accordance with the provisions of the 1995 Plan.

     The Committee will specify the time and manner of payment of an Executive Compensation Plan Bonus which becomes payable, which payment may be made in cash, shares of Common Stock or any combination thereof, as determined by the Committee in its sole discretion. As soon as practicable after the beginning of a performance period, the Committee will notify each Participant of the terms of the Executive Compensation Plan Bonus program for that performance period.

     The Committee has broad discretion in its establishment of performance criteria for Participants under the 1995 Plan. Executive Compensation Plan Bonuses are currently determined by the Company's financial performance (or the performance of a subsidiary, in certain cases) in meeting certain Management Objectives. Currently, these Management Objectives consist of target levels of earnings per share in the case of the Company, and of operating cash flow in the case of subsidiaries. If financial performance is at or below threshold levels, Participants will earn no bonuses. Financial performance at the target level earns Participants 100% of their bonus amounts, performance at the maximum level earns Participants 175% of their bonus amounts, and performance in between the threshold and maximum levels earns a pro rata amount reflecting the performance level achieved. As a result of the Company's financial performance in 1996, Participants in the 1995 Plan whose bonuses were determined by the Company's consolidated financial performance earned up to 175% of their target bonus amounts, except for Mr. Decherd, whose bonus amount was capped at 167% by the current maximum bonus limitation imposed by the 1995 Plan. See "Compensation Committee Report on Executive Compensation -- CEO Compensation."

LIMITATION ON AWARDS

     Awards under the 1995 Plan will be subject to the following limitations:

          (a) No more than 5,000,000 shares reserved for issuance under the 1995 Plan will be issued under Stock Options.

          (b) Of the aggregate 5,000,000 shares reserved for issuance under the 1995 Plan, no more than 1,200,000 shares will be issued or transferred as restricted stock.

          (c) The maximum aggregate number of shares that may be subject to Stock Options, appreciation rights and restricted stock granted to a Participant during any calendar year will not exceed 500,000 shares. This limitation will apply to the grant of appreciation rights whether the Spread on exercise is paid in cash or shares of Common Stock.

          (d) The maximum aggregate cash value of payments to any Participant for any performance period pursuant to an award of performance units will not exceed $3,000,000.

          (e) The maximum Executive Compensation Plan Bonus paid to any Participant during any calendar year will not exceed $1,500,000.

TRANSFERABILITY; AMENDMENTS; TERMINATION

     Except as otherwise provided in the agreement evidencing a Participant's award, (1) no Stock Option, appreciation right, performance unit that has not become payable or Executive Compensation Plan Bonus that has not become payable will be transferable by the Participant other than by will or the laws of descent and distribution and (2) no Stock Option or appreciation right granted to a Participant will be exercisable during the Participant's lifetime by any person other than the Participant or the Participant's guardian or legal representative.

     The 1995 Plan may be amended from time to time by the Committee or the Board but may not be amended without further approval by the shareholders of the Company if such amendment would result in the 1995 Plan failing to satisfy any applicable requirements of the New York Stock Exchange, Rule 16b-3 of the Exchange Act or Section 162(m) of the Code. The Board may terminate the 1995 Plan at any time; provided, that no such termination will adversely affect any outstanding awards under the Plan.

BENEFITS UNDER THE 1995 PLAN

     The benefits that will be paid in the future under the 1995 Plan are currently not determinable. No awards have been granted under the 1995 Plan that are contingent upon shareholder approval of the amendments to the 1995 Plan. A presentation of the benefits awarded to the Company's executives under the 1995 Plan for the 1996 fiscal year may be found in "Executive Compensation and Other Matters -- Summary Compensation Table" and "-- Option/SAR Grants in Last Fiscal Year" on pages 20 through 22.

     As a group, the five executives named in the Summary Compensation Table on page 20 were awarded 628,100 options for Series B shares, which includes a one-time special grant of options to the five executives of an aggregate of 400,000 options for Series B shares (see "Compensation Committee Report on Executive Compensation -- Special Grant of Options" on page 28), at a grant date total present value of $8,746,336. All other employee participants in the 1995 Plan as a group were awarded 544,750 options for Series B shares at a total present value of $7,585,684. Non-employee directors as a group were awarded 55,000 options for Series B shares at a grant date total present value of $842,564. Each non-employee director of the Company received 5,000 options for Series B shares. (See "Proposal One -- Election of Directors -- Nominees for Directors" and "-- Directors Continuing in Office" on pages 7 through 10 for a listing of the non-employee directors.)

FEDERAL INCOME TAX CONSEQUENCES

     The following summary of the federal income tax consequences of the 1995 Plan is not comprehensive and is based on current income tax laws, regulations and rulings.

     Incentive Stock Options. An optionee does not recognize income on the grant of an incentive stock option. Subject to the effect of the alternative minimum tax, discussed below, if an optionee exercises an incentive stock option in accordance with the terms of the option and does not dispose of the shares acquired within two years from the date of the grant of the option nor within one year from the date of exercise, the optionee will not recognize any income by reason of the exercise and the Company will be allowed no deduction by reason of the grant or exercise. The optionee's basis in the shares acquired upon exercise will be the amount paid upon exercise; provided, that the optionee holds the shares as a capital asset at the time of sale or other disposition of the shares, his or her gain or loss, if any, recognized on the sale or other disposition will be capital gain or loss. The amount of his or her gain or loss will be the difference between the amount realized on the disposition of the shares and his or her basis in the shares.

     If an optionee disposes of the shares within two years from the date of grant of the option or within one year from the date of exercise (an "Early Disposition"), the optionee generally will recognize ordinary income at the time of such Early Disposition which will equal the excess, if any, of the lesser of
(1) the amount realized on the Early Disposition, or (2) the fair market value of the shares on the date of exercise, over the optionee's basis in the shares. The Company will be entitled to a deduction in an amount equal to such income. The excess, if any, of the amount realized on the Early Disposition of such shares over the fair market value of the shares on the date of exercise will be long-term or short-term capital gain, depending upon the holding period of the shares, provided the optionee holds the shares as a capital asset at the time of Early Disposition.

     The excess of the fair market value of the shares at the time the incentive stock option is exercised over the exercise price for the shares is an item of "tax preference" for alternative minimum tax purposes.

     Non-Qualified Stock Options. Non-qualified stock options do not qualify for the special tax treatment accorded to incentive stock options under the Code. Although an optionee does not recognize income at the time of the grant of the option, he or she recognizes ordinary income upon the exercise of a non-qualified option in an amount equal to the difference between the fair market value of the stock on the date of exercise of the option and the amount of the exercise price.

     As a result of the optionee's exercise of a non-qualified stock option, the Company will be entitled to deduct as compensation an amount equal to the amount included in the optionee's gross income. The Company's deduction will be taken in the Company's taxable year in which the option is exercised.

     The excess of the fair market value of the stock on the date of exercise of a non-qualified stock option over the exercise price is not an item of tax preference for alternative minimum tax purposes.

     The Stock Options for non-employee directors under the 1995 Plan will be non-qualified stock options.

     Appreciation Rights. Recipients of appreciation rights do not recognize income upon the grant of such an award. When a participant elects to receive payment under an appreciation right, he or she recognizes ordinary income in an amount equal to the cash and/or fair market value of shares received, and the Company is entitled to a deduction equal to such amount.

     Restricted Stock; Performance Units. Grantees of restricted stock and performance units do not recognize income at the time of the grant of such stock or units. However, when shares of restricted stock become free from any restrictions or when performance units are paid, grantees recognize ordinary income in an amount equal to the fair market value of the stock on the date all restrictions are satisfied. Alternatively, the grantee of restricted stock may elect to recognize income upon the grant of the stock and not at the time the restrictions lapse.

     Change in Control. If there is an acceleration of the vesting of benefits and/or an acceleration of the exercisability of Stock Options upon a Change in Control, all or a portion of the accelerated benefits may constitute "excess parachute payments" under Section 280G of the Code. The employee receiving an excess parachute payment incurs an excise tax of 20% of the amount of the payment in excess of the employee's average annual compensation over the five calendar years preceding the year of the Change in Control, and the Company is not entitled to a deduction for a similar amount.

     Limitation on Deduction. For taxable years beginning after 1993, Section 162(m) of the Code provides that no deduction will be allowed for certain remuneration with respect to a covered employee to the extent such remuneration exceeds $1 million. An employee is a covered employee if his or her compensation is required to be reported in the Summary Compensation Table of a company's proxy statement and he or she is employed as of the last day of the taxable year. Code Section 162(m) does not apply to compensation payable solely on account of the attainment of one or more performance goals if (1) the goals are determined by a committee of two or more outside directors, (2) the material terms under which the remuneration will be paid, including the goals, are disclosed to shareholders and approved by a majority of the shareholders, and
(3), except in the case of appreciation rights and eligible options, the Committee certifies that the goals have been met. Compensation arising from appreciation rights and Stock Options where the exercise price is no less than the fair market value on the date of grant constitute compensation on account of attainment of a performance goal as long as the shareholders approve the 1995 Plan, including the maximum number of shares per participant over a specific time period.

VOTE REQUIRED FOR APPROVAL

     The affirmative vote of a majority of the shares of Common Stock entitled to vote on this proposal and represented in person or by proxy is required for approval.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE PROPOSED AMENDMENTS TO THE 1995 PLAN.

                       EXECUTIVE OFFICERS OF THE COMPANY

     The executive officers of the Company are as follows:

                  NAME                           OFFICE CURRENTLY HELD            OFFICE HELD SINCE
                  ----                           ---------------------            -----------------
Robert W. Decherd.......................  Chairman of the Board, President and          1987(1)
                                          Chief Executive Officer
Ward L. Huey, Jr........................  Vice Chairman of the Board                    1987(1)
                                          President, Broadcast Division
Burl Osborne............................  President, Publishing Division                1991(1)
                                          Publisher, The Dallas Morning News
Michael J. McCarthy.....................  Senior Vice President/                        1987(2)
                                          General Counsel and Secretary
Michael D. Perry........................  Senior Vice President/                        1987(3)
                                          Chief Financial Officer

---------------

(1) Member of the Board of Directors. (See "Election of Directors" above for additional information.)

(2) Mr. McCarthy, age 52, has been Senior Vice President of the Company since January 1987 and has been Secretary and General Counsel since October 1985. He served as Vice President of the Company from 1985 to 1987. From 1973 to September 1985, Mr. McCarthy was an associate and then partner in the law firm of Dow, Lohnes & Albertson in Washington, D.C..

(3) Mr. Perry, age 50, has been Senior Vice President and Chief Financial Officer of the Company since November 1987. From January 1989 through December 1991, Mr. Perry was also Treasurer. He served as Vice President, Controller of the Company from January 1984 to November 1987.

                    EXECUTIVE COMPENSATION AND OTHER MATTERS

     The following information summarizes annual and long-term compensation for services in all capacities to the Company for the fiscal years ended December 31, 1996, 1995, and 1994 of the Chief Executive Officer and the other four most highly compensated executive officers of the Company:

                           SUMMARY COMPENSATION TABLE

                                                                                                  LONG-TERM
                                                          ANNUAL COMPENSATION                COMPENSATION AWARDS
                                                ----------------------------------------     -------------------
                                                                                                        SECURITIES
                                                                               OTHER       RESTRICTED   UNDERLYING
                NAME AND                                                       ANNUAL        STOCK       OPTIONS/     ALL OTHER
               PRINCIPAL                                                    COMPENSATION    AWARD(S)       SARS      COMPENSATION
                POSITION                  YEAR  SALARY($)(1)    BONUS($)       ($)(2)      ($)(3)(4)       (#)          ($)(5)
               ---------                  ----  -------------   ---------   ------------   ----------   ----------   ------------
Robert W. Decherd                         1996    $625,000      $600,000           --             --      200,000      $ 75,540
Chairman of the Board,                    1995    $559,700      $146,294           --             --       79,000      $ 75,540
President and Chief                       1994    $556,200      $400,275           --       $465,003       26,225      $ 75,540
Executive Officer
Ward L. Huey, Jr.                         1996    $525,000      $481,250           --             --      160,500      $122,374
Vice Chairman of the Board                1995    $444,000      $103,175           --             --       59,000      $122,529
President, Broadcast Division             1994    $441,200      $353,278           --       $323,239       18,225      $121,779
Burl Osborne                              1996    $485,000      $402,500           --             --      149,600      $152,650
President, Publishing Division            1995    $427,000      $ 93,489           --             --       49,000      $153,059
Publisher, The Dallas Morning News        1994    $423,984      $255,946           --       $301,462       16,995      $152,309
Michael J. McCarthy                       1996    $290,000      $215,688           --             --       59,000      $ 45,625
Senior Vice President/                    1995    $247,000      $ 50,684           --             --       19,000      $ 45,991
General Counsel and                       1994    $246,700      $129,518           --       $125,538        7,090      $ 44,491
Secretary
Michael D. Perry                          1996    $280,000      $208,250           --             --       59,000      $ 37,503
Senior Vice President/                    1995    $244,000      $ 50,069           --             --       19,000      $ 37,853
Chief Financial Officer                   1994    $243,700      $127,943           --       $122,976        6,925      $ 36,353

---------------

(1) These amounts include annual director fees of $25,000 for each of Mr. Decherd, Mr. Huey, and Mr. Osborne.

(2) The total value of executive perquisites and benefits did not exceed the lesser of (1) $50,000 or (2) 10% of the total annual salary and bonuses for any executive listed above.

(3) The unrealized value of the Company's restricted Series A shares reflected in this column is based upon the date of grant closing market price of unrestricted Series A shares. No restricted Series B shares are currently outstanding. As of December 31, 1996, the total number and value of the Company's Series A shares subject to restrictions held by the executive officers listed in the Summary Compensation Table above were as follows:

                                              RESTRICTED
                                               SERIES A
                                              SHARES (#)         VALUE ($)
                                          -------------------    ----------
Robert W. Decherd.......................        29,009           $1,011,689
Ward L. Huey, Jr........................        55,139           $1,922,973
Burl Osborne............................        48,746           $1,700,017
Michael J. McCarthy.....................         8,106           $  282,697
Michael D. Perry........................         7,932           $  276,629

(4) Dividends are paid on the restricted shares denoted in this column. Except as described below, one-half of the restricted shares awarded are subject to possible forfeiture in equal increments over a four-year period unless the Company meets specified annual performance goals. Such restricted shares are subject to a restriction on disposition until approximately six weeks following the fourth anniversary of the date of grant. As a result of the Company's financial performance in 1996, no performance-oriented restricted shares were forfeited by the named executive officers. In December 1990, Messrs. Huey and Osborne received special one-time grants of Series A restricted shares in the amounts of 35,000 shares and 30,000 shares, respectively, as adjusted for the Company's two-for-one stock split in June 1995. These shares are subject to a restriction on disposition until the seventh year anniversary of the date of grant. No restricted shares were awarded in 1996.

(5) Amounts in this column consist of the following dollar values of premiums for life insurance purchased on behalf of the named individuals under the Company's Management Security Plan, amounts contributed by the Company to the Company's Employee Savings and Investment Plan (a non-discriminatory retirement plan established pursuant to Section 401(k) of the Code), and amounts contributed to the Company's Supplemental Executive Retirement Plan (the "SERP") for 1996:

                                                                         EMPLOYEE
                                                          MANAGEMENT    SAVINGS AND
                                                           SECURITY     INVESTMENT         SERP
                                                             PLAN          PLAN        CONTRIBUTION
                                                             ($)            ($)            ($)
                                                          ----------    -----------    ------------
Robert W. Decherd.......................................   $15,724        $4,500         $ 55,316
Ward L. Huey, Jr........................................   $19,861        $4,345         $ 98,168
Burl Osborne............................................   $20,087        $4,091         $128,472
Michael J. McCarthy.....................................   $ 9,465        $4,134         $ 32,026
Michael D. Perry........................................   $ 6,546        $4,150         $ 26,807

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

     Since 1989 the Company has made annual grants of stock options to executive officers and other key employees under its Executive Compensation Plan. The stock options described below were awarded under the Company's 1995 Plan. During 1996, all options granted were for Series B shares and no limited stock appreciation rights were granted. The following table provides additional information regarding options granted during 1996 to the named executive officers:

                                          NUMBER OF    % OF TOTAL
                                          SECURITIES    OPTIONS
                                          UNDERLYING   GRANTED TO   EXERCISE                GRANT DATE
                                           OPTIONS     EMPLOYEES    OR BASE                  PRESENT
                                           GRANTED     IN FISCAL     PRICE     EXPIRATION     VALUE
                  NAME                      (#)(1)        YEAR       ($/SH)       DATE        ($)(2)
                  ----                    ----------   ----------   --------   ----------   ----------
Robert W. Decherd.......................   200,000       17.05%      $35.50      12/18/06   $2,785,014
Ward L. Huey, Jr........................   160,500       13.68%      $35.50      12/18/06   $2,234,974
Burl Osborne............................   149,600       12.76%      $35.50      12/18/06   $2,083,190
Michael J. McCarthy.....................    59,000        5.03%      $35.50      12/18/06   $  821,579
Michael D. Perry........................    59,000        5.03%      $35.50      12/18/06   $  821,579

---------------

(1) Includes a special one-time grant of options by the Board of Directors in the following amounts: Robert W. Decherd -- 120,000; Ward L. Huey,
    Jr. -- 100,000; Burl Osborne -- 100,000; Michael J. McCarthy -- 40,000; and Michael D. Perry -- 40,000. All such options were granted for Series B shares on December 18, 1996 under the 1995 Plan. The options awarded under the special grant of options will become exercisable in increments of 40% after five years and 30% after years six and seven. See "Compensation Committee Report on Executive Compensation -- Special Grant of Options" on page 28. All other options shown above become exercisable in increments of 40% after one year and 30% after years two and three. Upon the occurrence of a Change in Control (as defined in the 1995 Plan), all of the options become immediately exercisable, unless the Board of Directors has adopted resolutions making the acceleration provisions inoperative (or does so promptly following such occurrence). The 1995 Plan provides for the payment of the exercise price of an option with shares of Common Stock which have been held for at least six months or with the approval of the Compensation Committee if the stock has been held for less than six months. In addition, the 1995 Plan permits an optionee under certain circumstances to cause the Company to withhold shares issued upon the exercise of an option granted under the plan in payment of the taxes due upon the exercise of such option.

(2) These values are determined using the Black-Scholes Option Pricing Model. The Black-Scholes Option Pricing Model is one of the methods permitted by the Securities and Exchange Commission for estimating the present value of options. The Black-Scholes Option Pricing Model is based on assumptions as to certain variables as described below, and it is not intended to estimate, and has no direct correlation to, the value of stock options that an individual will actually realize. The actual value of the stock options that an executive officer may realize, if any, will depend on the excess of the market price on the date of exercise over the exercise price. The values listed above were based on the following assumptions: volatility (measured as the annualized standard deviation of the sample, as determined from the past 20 quarters, ending with the third quarter of
    1996) -- .1864; risk free rate of return -- 6.30%; dividend yield -- 1.275%; time of exercise -- 10 years; and discount for risk of forfeiture -- 3%.

                       AGGREGATED OPTION/SAR EXERCISES IN
             LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES

     The following table shows information concerning the exercise of stock options during 1996 by the named executive officers and the estimated value of unexercised options held by such individuals at year-end:

                                                                              NUMBER OF       VALUE OF
                                                                             SECURITIES      UNEXERCISED
                                                                             UNDERLYING     IN-THE-MONEY
                                                                            OPTIONS/SARS    OPTIONS/SARS
                                                                              AT FY-END       AT FY-END
                                         SHARES ACQUIRED                       (#)(3)          ($)(4)
                                           ON EXERCISE     VALUE REALIZED   EXERCISABLE/    EXERCISABLE/
                 NAME                          (#)              ($)         UNEXERCISABLE   UNEXERCISABLE
                 ----                    ---------------   --------------   -------------   -------------
Robert W. Decherd......................     243,440(1)      $4,380,013(2)         62,994/     $  297,210/
                                                                                 263,136      $  134,755
Ward L. Huey, Jr.......................             0                  0         150,255/     $1,604,452/
                                                                                 206,835      $   93,955
Burl Osborne...........................             0                  0         105,743/     $  972,279/
                                                                                 189,197      $   87,163
Michael J. McCarthy....................             0                  0          44,196/     $  410,243/
                                                                                  74,654      $   36,255
Michael D. Perry.......................             0                  0          43,045/     $  396,347/
                                                                                  74,555      $   35,444

---------------

(1) All of the shares of the Company's Common Stock that were acquired and held by Mr. Decherd upon the exercise of stock options were Series A shares.

(2) Based on the closing price of the Company's Series A shares on the NYSE on October 21, 1997, less the exercise price of the options.

(3) Of the exercisable options, the following numbers of shares underlying options are Series B shares for each executive: Mr. Decherd -- 31,599 shares; Mr. Huey -- 23,600 shares; Mr. Osborne -- 19,600 shares; Mr. McCarthy -- 7,600 shares; and Mr. Perry -- 7,600 shares. Of the unexercisable options, the following numbers of shares underlying options are Series B shares for each executive: Mr. Decherd -- 247,401 shares; Mr. Huey -- 195,900 shares; Mr. Osborne -- 179,000 shares; Mr.
    McCarthy -- 70,400 shares; and Mr. Perry -- 70,400 shares. The remaining options, both exercisable and unexercisable, are for Series A shares.

(4) Based on the closing price of $34.875 of the Company's Series A shares on the NYSE -- Composite Transactions on December 31, 1996.

COMPENSATION PURSUANT TO CERTAIN RETIREMENT PLANS

     Pension Plan. The Company maintains a non-contributory pension plan available to substantially all of its employees who have completed one year of service and have reached 21 years of age. The following table reflects the expected annual benefits, computed on a 10-year certain and life annuity basis, payable under the plan to a fully vested executive officer of the Company upon retirement at age 65 after the credited years of service and at the annual remuneration levels set forth in the table.

     AVERAGE ANNUAL                                  YEARS OF SERVICE(1)(2)
   COMPENSATION DURING     --------------------------------------------------------------------------
    FINAL FIVE YEARS          10         15         20         25         30         35         40
-------------------------  --------   --------   --------   --------   --------   --------   --------
  $150,000...............  $ 20,724   $ 31,087   $ 41,449   $ 51,811   $ 62,173   $ 72,535   $ 80,785
  $250,000...............  $ 35,224   $ 52,837   $ 70,449   $ 88,061   $105,673   $114,467   $114,467
  $350,000...............  $ 49,724   $ 74,587   $ 99,449   $114,467   $114,467   $114,467   $114,467
  $450,000...............  $ 64,224   $ 96,337   $114,467   $114,467   $114,467   $114,467   $114,467
  $550,000...............  $ 78,724   $114,467   $114,467   $114,467   $114,467   $114,467   $114,467
  $650,000...............  $ 93,224   $114,467   $114,467   $114,467   $114,467   $114,467   $114,467
  $750,000...............  $107,724   $114,467   $114,467   $114,467   $114,467   $114,467   $114,467
  $850,000 or above......  $114,467   $114,467   $114,467   $114,467   $114,467   $114,467   $114,467

---------------

(1) Benefits listed in the table above are not subject to reduction for Social Security amounts.

(2) The table above does not reflect all of the limitations on accrued benefits imposed by Section 415 of the Code, which currently limits such benefits to $120,000. Prior to January 1, 1983, actual benefits were accrued subject to a maximum limitation of $136,425. The table also does not reflect the limitations imposed by Section 401(a)(17) of the Code on annual compensation to be taken into account in determining pension benefits, which in 1996 was limited to $150,000.

     The Company's pension plan provides for the payment of a monthly retirement benefit based on credited years of service and the average of five consecutive years of highest annual compensation out of the ten most recent calendar years of employment. Compensation covered under the plan includes regular pay plus overtime, bonuses, commissions and any contribution made by the Company on behalf of an employee pursuant to a deferral election under any benefit plan containing a cash or deferred arrangement. Covered compensation excludes certain non-cash earnings and Company matching contributions to the Employee Savings and Investment Plan. A participant's interest in the plan becomes fully vested upon completion of five years of credited service, or upon attainment of age 62, whichever first occurs. Retirement benefits under the plan are paid to participants upon normal retirement at the age of 65 or later, or upon early retirement, which may occur at age 62 or age 55 with five years of service. The plan also provides for the payment of death benefits. As of December 31, 1996, the five executive officers named in the Summary Compensation Table above have credited years of service under the plan as follows: Mr. Decherd -- 23 years; Mr. Huey -- 36 years; Mr. Osborne -- 16 years; Mr. McCarthy -- 11 years; and Mr. Perry -- 17 years. The covered compensation of such persons under the pension plan is substantially the same as the annual compensation indicated in the Summary Compensation Table on page 20, except that such covered compensation was capped at $150,000 for all participants in 1996.

     Upon the occurrence of certain events, (1) the benefits of all active participants in the pension plan become fully vested and nonforfeitable and (2) the excess of plan assets over the present value of accrued benefits, if any, are applied to provide active participants with an additional vested benefit equivalent to the benefit such participants should have received under Department of Labor Regulations Section 2618.32(a), as in effect prior to July 1, 1996, if the plan had then terminated. The events giving rise to (1) and (2) above are generally identical to those giving rise to a "Change in Control," as defined in the Company's 1995 Plan. A "Change in Control" is generally defined in the 1995 Plan as the commencement of a tender offer or exchange offer, a change in control (which is deemed to occur when any group, entity, or other person that theretofore beneficially owned less than 30% of the total number of outstanding shares of Common Stock acquires shares, which acquisition results in such group, entity, or person having more than 30% beneficial ownership), approval or consummation of certain mergers, sales, exchanges, or dispositions of the Company's assets, or certain changes in the composition of the Board of Directors of the Company during any period of two consecutive years.

     Management Security Plan. The Management Security Plan was instituted as of January 1, 1980 to provide retirement and death benefits at a reduced cost through group rates to a select group of management and highly compensated employees, including the five executive officers listed in the Summary Compensation Table above, who contribute materially to the growth, development, and success of the Company. The Management Security Plan, other than the amounts of benefits awarded thereunder, is administered by a committee that serves at the discretion of the Board of Directors, the members of which committee may be participants in the plan. The Management Security Plan is currently administered by the Compensation Committee, none of whose members is a participant in the plan. The Management Security Plan provides for a death benefit equal to 50% of the participant's salary at the date the participant elected to participate in the plan payable for 10 years thereafter or until the participant would have reached age 65 (whichever is longer), plus an additional payment equal to the participant's full salary for the first year after death. If the participant survives to year 65, then such amounts will be paid out over 10 years after retirement. Under the terms of the plan, additional insurance is purchased upon a participant entering into the plan and upon each salary increase for any plan participant. However, in 1988 the Company determined to freeze the level of benefits under the Management Security Plan and no additional participants have been added to the plan since such time. The estimated annual benefits under the Management Security Plan payable upon retirement at age 65 to each of the executive officers named in the Summary Compensation Table are as follows: Mr. Decherd -- $384,589; Mr. Huey -- $120,007; Mr. Osborne -- $74,227; Mr.
McCarthy -- $104,250; and Mr. Perry -- $86,635. Amounts contributed to the Management Security Plan by the Company on behalf of the five executive officers named in the Summary Compensation Table for 1996 are set forth in footnote (5) to the Summary Compensation Table on page 20 above.

     Supplemental Executive Retirement Plan. The Supplemental Executive Retirement Plan (the "SERP") was adopted by the Compensation Committee in December 1992 for senior corporate officers and other key executives selected by the Compensation Committee. This group includes the four senior executives named in the Summary Compensation Table on page 20 (the "Senior Executives") and the Chief Executive Officer. The SERP's purpose is to help offset the Code limits on the Company's qualified retirement plans. The SERP's specific objective, when combined with the Company's Pension Plan, Employee Savings and Investment Plan, and Management Security Plan, is to provide a benefit at age 65 of 60% of final average pay (the average of the total salary and bonus during the last five completed calendar years of employment) to the senior corporate officers and a benefit of 55% of final average pay to all other participants. However, since the SERP is a defined contribution plan, the actual benefit to be received by any participant will be dependent on the participant's account balance at the time of retirement. As the contributions to the SERP are based on a participant's salary and bonus, the actual amount of the contributions made on behalf of a participant will vary based on a number of factors, of which Company performance is a primary factor. (See "Executive Compensation Plan" under "Compensation Committee Report on Executive Compensation" on pages 26-27 for a discussion of Company performance and its effect on the amount of salary and bonus paid to executives.) The payment of benefits under the SERP will be subject to the same terms and conditions described above for the payment of benefits under the Company's Pension Plan. (See the description of the Company's Pension Plan on pages 23-24 above. See also footnote (5) to the Summary Compensation Table on page 20 above for the amounts contributed to the SERP by the Company on behalf of the Senior Executives and the Chief Executive Officer for 1996.) The Company has established a trust to hold the contributions to the SERP, which contributions will be subject to the claims of the Company's creditors. As a result of the establishment of the trust, benefits payable under the SERP will be protected in the event of a change in control of the Company.

COMPENSATION OF DIRECTORS

     In 1996, directors received an annual retainer of $25,000 for serving on the Company's Board of Directors, and non-employee directors also received $1,250 for each meeting of the Board of Directors attended. Directors who are committee chairmen (all of whom are non-employee directors) received $2,500 for each committee meeting chaired. Non-employee directors received $1,250 for each committee meeting attended.

     Since May 1988, non-employee directors of the Company have automatically received upon their first election to the Board a one-time grant of options to purchase 20,000 shares of the Company's Common Stock (as adjusted). Thereafter, on each annual meeting date, each non-employee director automatically receives additional non-qualified options to purchase 5,000 shares of Common Stock. In December 1995, the Compensation Committee authorized the use of Series B shares for both purposes.

CERTAIN TRANSACTIONS

     In October 1994, the Company entered into a construction contract with a subsidiary of Austin Industries, Inc. relating to the renovation of certain office facilities. The contract provides for total payments of approximately $15.3 million, of which approximately $6.8 million was paid during the year ended December 31, 1996. In September 1996, the Company entered into an agreement with a subsidiary of Austin Industries, Inc. relating to certain renovations of The Dallas Morning News, Inc.'s Plano distribution center. The agreement provided for total payments of approximately $1.6 million, of which approximately $160,000 was paid during the year ended December 31, 1996. William
T. Solomon, a director of the Company, is Chairman and Chief Executive Officer of Austin Industries, Inc..

     In May 1996, the Company entered into underwriting agreements with Goldman, Sachs & Co. and Goldman Sachs International relating to the Company's public offering of 5,750,000 shares of its Series A Common Stock. Under the terms of the agreements, total payments were approximately $9.4 million, all of which was paid during the year ended December 31, 1996. Thomas B. Walker, Jr., a director of the Company, is a limited partner in the Goldman Sachs Group, L.P., an affiliate of Goldman, Sachs & Co. and Goldman Sachs International.

     The Company believes that all of the above-described contracts were on terms as favorable as would have been received from third parties.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

THE COMPENSATION COMMITTEE

     The Compensation Committee (the "Committee") is composed entirely of independent outside directors. The Board of Directors has delegated to the Committee the authority to review, consider and determine the compensation of the Company's executive officers. The Committee follows the guidelines of the Company's Executive Compensation Plan (the "ECP"), under which the Committee makes recommendations to the Board of Directors regarding salary levels for executive officers and makes the final determination regarding bonuses and awards of stock options and other stock-based compensation to such persons under the 1995 Executive Compensation Plan (the "1995 Plan"), which was approved by the Company's shareholders at the 1995 Annual Meeting.

     In February 1997, the Committee adopted various amendments to the 1995 Plan, certain of which are subject to shareholder approval at the 1997 Annual Meeting of Shareholders. See "Proposal Two -- Approval of Amendments to the A.
H. Belo Corporation 1995 Executive Compensation Plan" on page 12.

EXECUTIVE COMPENSATION PLAN

     The ECP was implemented January 1, 1989, replacing the Company's previously existing management incentive plans. The key elements of the ECP are an annual base salary, an annual target bonus opportunity, and long-term incentive awards issued under the 1995 Plan. The ECP is administered by the Committee, the members of which are not eligible to participate in the ECP. Officers of the Company and its subsidiaries, including the Senior Executives and the Chief Executive Officer, are automatically eligible to participate in the ECP. The Committee selects additional participants according to their ability to affect significantly the profitability of the Company. Levels of compensation for participants other than the Chief Executive Officer and the Senior Executives are determined in a manner similar to that described below for the Senior Executives.

     The ECP is designed to provide a competitive level of compensation to key executives, managers and professionals through annual compensation as well as long-term awards. The goals of the ECP are: (1) to establish a competitive compensation program to attract, retain and motivate employees in those positions that most directly affect the Company's overall performance and (2) to encourage coordinated and sustained effort toward enhancing the Company's performance and maximizing the Company's value to its shareholders. The receipt by participants of bonus amounts is entirely dependent upon the achievement of Company financial performance targets.

     Long-term incentive awards (stock options or other stock-based awards) are granted in December of each year. At the same time, base salary levels and bonus opportunities are established for the following year. The Committee considers an ECP participant's annual compensation package to include the long-term incentive awards granted in December of the prior year, plus base salary and bonus opportunity as determined for the current fiscal year. However, the rules of the Securities and Exchange Commission require the reporting of compensation on a calendar year basis. Consequently, the compensation packages presented herein include base salary and bonus opportunities earned in 1996, which were established by the Committee in December 1995, and option awards granted in December 1996.

     The Committee works closely with the Chief Executive Officer and the Chief Financial Officer in formulating its recommendations. It is the policy of the Company to strive to establish a level for each element of a participant's compensation that is approximately equal to the seventy-fifth percentile for comparable companies. This target percentile was established at a level that the Committee believes is necessary to attract and retain outstanding executives. For comparative purposes, the Committee reviews a special cut survey of peer media companies in determining base salaries and bonus opportunities and a broader survey of companies in determining long-term incentive awards. The survey is conducted by a nationally recognized compensation consultant. The companies included in both the general compensation survey and the special cut survey vary somewhat from those included in the group of peer companies indicated in the Performance Graph on page 30 because certain companies included in the peer group do not participate in the compensation survey and some companies that participate in the compensation survey are not public companies.

     Base Salary. The base salaries of the Senior Executives for 1996 were set at levels approximating the target percentile of the special cut survey aimed for by the Committee.

     Annual Performance Bonus Opportunity. Each ECP participant has an opportunity to earn an annual bonus based entirely upon the financial performance of the participant's organizational entity. The Committee uses a percent of the base salary of each ECP participant to establish the participant's bonus opportunity range, based on survey comparisons. In 1995, management of the Company, in response to a request by the Committee, worked with a compensation consultant to evaluate the effectiveness of the Company's bonus structure as to its competitiveness, given the general objective of the Company of compensating ECP participants at the seventy-fifth percentile level. This evaluation found that the Company's level of bonus opportunity offered under the ECP was generally less than competitive with other companies. Management reported that when comparing the Company's target bonus levels with the media industry survey for the current participants in the ECP, most of the participants fell below the seventy-fifth percentile in target bonus percentage. Management recommended that the Committee adjust the target bonus percentages to achieve greater parity with the survey rate. The Committee approved an increase in the target bonus percentages for approximately half of the ECP participants. The target bonus percentages for the Chief Executive Officer and Senior Executives were increased between five to ten percentage points.

     The Committee annually reviews minimum, target and maximum levels of financial performance for each organizational entity, based on business plans developed by Company management. Each Senior Executive's bonus opportunity is based on the financial performance of the Company as a whole. Bonus amounts for ECP participants are determined at the end of each calendar year. If minimum performance levels have not been achieved, participants earn no bonuses. Performance at the target level earns participants 100% of their bonus amounts, and performance at the maximum level earns participants 175% of their bonus amounts. Prior to 1996, performance at the maximum level earned ECP participants 150% of their target bonus amounts. Based upon the results of the evaluation of the bonus opportunity component of the ECP discussed above however, the Committee determined that other media companies generally have higher maximum bonus opportunities in the event that financial performance is substantially above targeted levels. Management recommended that the maximum bonus opportunities and target bonuses for ECP participants should be increased to remain competitive with other media companies, but that the target and maximum performance levels required in order to pay the increased bonuses also should be substantially raised. In this way, the Company can enhance the motivational effect of the bonus opportunity to ECP participants while assuring that the achievement of increased bonuses also generates value to the Company's shareholders. Based on these recommendations, the Committee approved the increase in the maximum bonus opportunities to 175% along with a corresponding increase in the target and maximum performance levels required to earn these bonuses.

     If performance falls between the minimum level and the target level, participants receive a prorated amount up to the target bonus amount reflecting performance in excess of the minimum level. If performance falls between the target and maximum performance levels, participants receive 100% of their bonus amounts, plus an additional pro rata amount reflecting performance in excess of the target level. The Committee believes that linking the bonus opportunity directly to financial performance gives ECP participants an incentive to focus on management objectives. As a result of the Company's financial performance during 1996, the bonuses of the Senior Executives set forth in the Summary Compensation Table on page 20 represent approximately 175% of their respective target bonus amounts.

     Long-Term Awards. The long-term incentive component of the ECP is designed to encourage the retention of key executives, and the ultimate value of long-term awards is determined by the Company's performance as reflected in the market price of its stock. The Committee assigns to each ECP participant a long-term incentive factor, expressed as a percent of base salary. The Committee strives to set long-term incentive levels for participants that would place them at approximately the seventy-fifth percentile of the survey considered by the Committee. In recommending levels of long-term incentive awards for participants, the Committee attempts to estimate the present value of these awards, assuming that the Company's growth approximates media industry norms, and making use of the Black-Scholes Option Pricing Model (a method approved by the Securities and Exchange Commission for estimating the present value of options). The participant's long-term incentive factor times annual compensation reflects the estimated present value of the awards.

     Stock Options. A total of 428,100 options for the Company's Series B shares were granted to Senior Executives in 1996 under the 1995 Plan, including the special grant of options described below. The Committee established an exercise price for such options equal to the market price of the Series A shares on the date of grant. (See the Option/SAR Grants in Last Fiscal Year Table on page 21, which reflects estimated present values of such options, based on the indicated assumptions.) The Committee has never granted options at exercise prices other than the market price of the Series A shares on the date of grant and has never adjusted such prices retroactively (except pursuant to antidilution provisions upon the Company's distribution by dividend of Series B shares in May 1988 and pursuant to a two-for-one stock split in the form of a dividend on each outstanding share of the Company's Common Stock that was paid in June 1995).

     While the value realizable from exercisable options is dependent upon the extent to which the Company's performance is reflected in the market price of its Common Stock at any particular point in time, the decision as to whether this value will be realized in any particular year is primarily determined by each individual executive. Accordingly, in analyzing annual compensation levels, the Committee does not consider gains realized during any particular year by any of the Senior Executives as a result of individual decisions to exercise stock options or to sell restricted shares received in previous years. (See the Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values Table on page 22 for the amounts realized by the Senior Executives from option exercises in 1996 and the estimated unrealized value of unexercised options held by such persons as of December 31, 1996. See also footnote (3) to the Summary Compensation Table on page 20 for information regarding the estimated unrealized value of unvested restricted shares held by such persons as of December 31, 1996.)

SPECIAL GRANT OF OPTIONS

     In December 1996, the Committee awarded one-time special grants of options to purchase Series B shares to each of the Senior Executives and the Chief Executive Officer. These special awards were designed as incentives to align future efforts by these executives, which efforts will include the integration of the businesses acquired from Providence Journal, with the creation of long-term shareholder value. To promote the retention of these executives, the options have a longer vesting period than those typically awarded under the ECP, with 40% of the options vesting five years from the date of grant and an additional 30% vesting in each of the following two years. The number of special grant options received by each executive is as follows: Mr. Decherd -- 120,000; Mr. Huey -- 100,000; Mr. Osborne -- 100,000; Mr. McCarthy -- 40,000; and Mr.
Perry -- 40,000.

CEO COMPENSATION

     Mr. Decherd is a participant in the ECP. In December 1996, the Committee awarded Mr. Decherd 80,000 stock options for Series B shares in addition to the special grant of options described above. This amount corresponds to the target percentile indicated by the compensation survey considered by the Committee.

     The Committee established Mr. Decherd's base salary at a level generally corresponding to the compensation level aimed for by the Committee. Mr. Decherd's 1996 bonus amount under the ECP was determined solely in relation to the consolidated financial performance of the Company and its subsidiaries. As a result of the Company's performance in 1996, Mr. Decherd would have received 175% of the applicable target bonus amount. However, due to existing limitations within the 1995 Plan, Mr. Decherd's applicable bonus percentage was limited to 167%.

ONE MILLION DOLLAR LIMIT ON THE DEDUCTIBILITY OF EXECUTIVE COMPENSATION

     The Omnibus Budget Reconciliation Act of 1993 placed a one million dollar limit on the deductibility of certain compensation paid to the Chief Executive Officer and the Senior Executives for tax years beginning on or after January 1, 1994. Certain compensation, including performance-based compensation meeting specified requirements, is exempt from the limit. The 1995 Plan permits the Company to grant awards that are not subject to the deduction limit established by Section 162(m) of the Code. The Committee intends to grant awards that are not subject to the deduction limit to the extent that the structure of such awards is consistent with corporate performance objectives.

Respectfully submitted,

COMPENSATION COMMITTEE

John W. Bassett, Jr.
Lester A. Levy
J. McDonald Williams, Chairman

                               PERFORMANCE GRAPH

     The following graph compares the annual cumulative total shareholder return on an investment of $100 on December 31, 1991 in the Company's Series A shares, based on the market price of the Series A shares and assuming reinvestment of dividends, with the cumulative total return of a similar investment in companies on the Standard & Poor's 500 Stock Index and in a group of peer companies selected by the Company on a line-of-business basis and weighted for market capitalization. The Company's peer group is composed of the following companies:
BHC Communications, Inc.; Central Newspapers, Inc.; Dow Jones & Company, Inc.; Gannett Company, Inc.; Granite Broadcasting Corporation; Knight-Ridder, Inc.; Lee Enterprises, Inc.; Lin Television Corporation; McClatchy Newspapers, Inc.; Media General, Inc.; New World Communications Group, Inc.; The New York Times Company; Pulitzer Publishing Company; The E. W. Scripps Company; The Times Mirror Company; Tribune Company; The Washington Post Company; and Young Broadcasting Corporation. The Company is not included in the calculations of peer group cumulative total shareholder return on investment.

         Measurement Period               A.H. Belo
        (Fiscal Year Covered)            Corporation         S&P 500          Peer Group
12/31/91                                            100               100               100
12/31/92                                            135               108               113
12/31/93                                            173               118               133
12/31/94                                            186               120               126
12/31/95                                            231               165               159
12/31/96                                            235               203               198

                           ANNUAL REPORT ON FORM 10-K

     UPON WRITTEN REQUEST OF ANY BENEFICIAL SHAREHOLDER OR SHAREHOLDER OF RECORD, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1996 (INCLUDING THE EXHIBITS, FINANCIAL STATEMENTS, AND THE SCHEDULES THERETO) REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 13A-1 UNDER THE SECURITIES EXCHANGE ACT OF 1934, MAY BE OBTAINED, WITHOUT CHARGE, FROM MICHAEL J. McCARTHY, SECRETARY, 400 SOUTH RECORD STREET, DALLAS, TEXAS 75202.

                              INDEPENDENT AUDITORS

     Ernst & Young, independent auditors, served as independent auditors for the Company for the fiscal year ended December 31, 1996, and will serve in such capacity for the current fiscal year. Representatives of Ernst & Young will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions presented at the Annual Meeting.

                             SHAREHOLDER PROPOSALS

     Shareholder proposals to be presented at the 1998 Annual Meeting of Shareholders, for inclusion in the Company's Proxy Statement and form of Proxy relating to that meeting, must be received by the Company at its offices in Dallas, Texas, addressed to the Secretary of the Company, not later than December 10, 1997. Such proposals, and any nomination of candidates for election as directors, must comply with the bylaws of the Company and the requirements of Regulation 14A of the Securities Exchange Act of 1934.

                                 OTHER MATTERS

     At the date of this Proxy Statement, management was not aware that any matters not referred to in this Proxy Statement would be presented for action at the Annual Meeting. If any other matters should come before the Annual Meeting, the persons named in the accompanying form of Proxy will have discretionary authority to vote all proxies in accordance with their best judgment, unless otherwise restricted by law.

                                           By Order of the Board of Directors

                                                  MICHAEL J. McCARTHY
                                                       Secretary

Dated: April 9, 1997

                                   EXHIBIT A

                             A. H. BELO CORPORATION
                        1995 EXECUTIVE COMPENSATION PLAN
                     (As Restated to Incorporate Amendments
                             through May 14, 1997)

     A. H. Belo Corporation, a Delaware corporation (the "Company"), established the A. H. Belo Corporation 1995 Executive Compensation Plan (the "Plan"), effective as of January 1, 1995, and has restated the Plan to incorporate amendments through May 14, 1997, subject to shareholder approval.

     1. Purpose. The purpose of the Plan is to attract and retain the best available talent and encourage the highest level of performance by directors, executive officers and selected employees, and to provide them incentives to put forth maximum efforts for the success of the Company's business, in order to serve the best interests of the Company and its shareholders.

     2. Definitions. The following terms, when used in the Plan with initial capital letters, will have the following meanings:

          (a) "Appreciation Right" means a right granted pursuant to Paragraph
     7.

          (b) "Award" means an Executive Compensation Plan Bonus, an Appreciation Right, a Stock Option, a Performance Unit or a grant or sale of Restricted Stock.

          (c) "Board" means the Board of Directors of the Company.

          (d) "Change in Control" means the first to occur of the events described in (i) through (iv) below, unless the Board has adopted a resolution prior to or promptly following the occurrence of any such event stipulating, conditionally, temporarily or otherwise, that any such event will not result in a change in control of the Company:

             (i) the commencement of, or first public announcement of the intention of any person or group (within the meaning of Section 3(b) of and Rule 13d-5(b) promulgated under the Securities Exchange Act of 1934, as amended, respectively) to commence, a tender offer or exchange offer (other than an offer by the Company or any Subsidiary) for all, or any part of, the Common Stock;

             (ii) the public announcement by the Company or by any group (as defined in clause (i) above), entity or person (other than the Company, any Subsidiary, or any savings, pension or other benefit plan for the benefit of employees of the Company or any Subsidiary) which, through a transaction or series of transactions has acquired, directly or indirectly, beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) of more than 30% of the total number of shares of Common Stock that such group, entity or person has become such a beneficial owner;

             (iii) the approval by the Company's shareholders (or, if such approval is not required, the consummation) of a merger in which the Company does not survive as an independent publicly owned corporation, a consolidation, or a sale, exchange, or other disposition of all or substantially all the Company's assets; or

             (iv) a change in the composition of the Board during any period of two consecutive years such that individuals who at the beginning of such period were members of the Board cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company's shareholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period.

          (e) "Code" means the Internal Revenue Code of 1986, as in effect from time to time.

          (f) "Committee" means the Compensation Committee of the Board and, to the extent the administration of the Plan has been assumed by the Board pursuant to Paragraph 15, the Board.

          (g) "Common Stock" means the Series A Common Stock, par value $1.67 per share, and the Series B Common Stock, par value $1.67 per share, of the Company or any security into which such Common Stock may be changed by reason of any transaction or event of the type described in Paragraph 12. Shares of Common Stock issued or transferred pursuant to the Plan will be shares of Series A Common Stock or Series B Common Stock, as determined by the Committee in its discretion. Notwithstanding the foregoing, the Committee will not authorize the issuance or transfer of Series B Common Stock if the Committee determines that such issuance or transfer would cause the Series A Common Stock to be excluded from trading in the principal market in which the Common Stock is then traded.

          (h) "Date of Grant" means (i) with respect to Participants, the date specified by the Committee on which a grant of Stock Options, Appreciation Rights or Performance Units or a grant or sale of Restricted Stock will become effective (which date will not be earlier than the date on which the Committee takes action with respect thereto) and (ii) with respect to Directors, the date of the applicable annual meeting of shareholders of the Company as specified in Paragraph 6.

          (i) "Director" means a member of the Board who is not a regular full-time employee of the Company or any Subsidiary.

          (j) "Executive Compensation Plan Bonus" means the right to receive an annual incentive compensation payment made pursuant to and subject to the conditions set forth in Paragraph 10.

          (k) "Grant Price" means the price per share of Common Stock at which an Appreciation Right not granted in tandem with a Stock Option is granted.

          (l) "Management Objectives" means the objectives, if any, established by the Committee for a Performance Period that are to be achieved with respect to an Award granted to a Participant under the Plan. Management Objectives may be described in terms of Company-wide objectives or in terms of objectives that are related to performance of the division, Subsidiary, department or function within the Company or a Subsidiary in which the Participant receiving the Award is employed or on which the Participant's efforts have the most influence. The Management Objectives established by the Committee for any Performance Period under the Plan will consist of one or more of the following:

             (i) earnings per share and/or growth in earnings per share in relation to target objectives;

             (ii) cash flow and/or growth in cash flow in relation to target objectives;

             (iii) net income and/or growth in net income in relation to target objectives, excluding the effect of extraordinary items;

             (iv) total shareholder return (measured as the total of the appreciation of and dividends declared on the Common Stock) in relation to target objectives;

             (v) return on invested capital in relation to target objectives;

             (vi) return on shareholder equity in relation to target objectives; and

             (vii) return on assets in relation to target objectives.

     Management Objectives may be established in absolute terms or relative to the performance of a specified group of other companies. The Committee may adjust Management Objectives and any minimum acceptable level of achievement with respect to any Management Objectives if, in the sole judgment of the Committee, events or transactions have occurred after the establishment of the Management Objectives (including without limitation any change in accounting standards by the Financial Accounting Standards Board) which are unrelated to performance and result in a distortion of the Management Objectives or such minimum acceptable level of achievement.

          (m) "Market Value per Share" means, at any date, the closing sale price of the Common Stock on that date (or, if there are no sales on that date, the last preceding date on which there was a sale) in the principal market in which the Common Stock is traded.

          (n) "Option Price" means the purchase price per share payable on exercise of a Stock Option.

          (o) "Participant" means a person who is selected by the Committee to receive benefits under the Plan and who is at that time an executive officer or other key employee of the Company or any Subsidiary. Except for Stock Options granted to Directors pursuant to Paragraph 6, a Director will not receive benefits under the Plan.

          (p) "Performance Period" means, with respect to an Award, a period of time established by the Committee within which the Management Objectives relating to such Award are to be measured. The Performance Period for an Executive Compensation Plan Bonus will be a period of 12 months. The Performance Period for all other Awards will be a period of not less than three years.

          (q) "Performance Unit" means a unit equivalent to $100 (or such other value as the Committee determines) granted pursuant to Paragraph 9.

          (r) "Restricted Stock" means shares of Common Stock granted or sold pursuant to Paragraph 8 as to which neither the ownership restrictions nor the restrictions on transfer referred to therein has expired.

          (s) "Rule 16b-3" means Rule 16b-3 under the Section 16 of the Securities Exchange Act of 1934, as amended, as such Rule is in effect from time to time.

          (t) "Spread" means the excess of the Market Value per Share on the date an Appreciation Right is exercised over (i) the Option Price provided for in the related Stock Option or (ii) if there is no tandem Stock Option, the Grant Price provided for in the Appreciation Right, multiplied by the number of shares of Common Stock in respect of which the Appreciation Right is exercised.

          (u) "Stock Option" means the right to purchase a share of Common Stock upon exercise of an option granted pursuant to Paragraph 5 or Paragraph 6.

          (v) "Subsidiary" means any corporation, partnership, joint venture or other entity in which the Company owns or controls, directly or indirectly, not less than 50% of the total combined voting power or equity interests represented by all classes of stock issued by such corporation, partnership, joint venture or other entity.

     3. Shares Available Under Plan. Subject to adjustment as provided in Paragraph 12, the shares of Common Stock which may be issued or transferred and covered by outstanding Awards granted under the Plan will not exceed in the aggregate 5,000,000 shares. Such shares may be shares of original issuance or treasury shares or a combination of the foregoing. Upon exercise of any Appreciation Rights that are paid in shares of Common Stock, there will be deemed to have been delivered under the Plan for purposes of this Paragraph 3 only the number of shares of Common Stock paid to the Participant, and the balance (if any) of the shares of Common Stock covered by the Appreciation Rights or the related Stock Options will remain available for issuance under the Plan. Upon exercise of any Appreciation Rights that are paid in cash, the total number of shares of Common Stock covered by the Appreciation Rights or the related Stock Options will remain available for issuance under the Plan. Subject to the provisions of the preceding sentences, any shares of Common Stock which are subject to Stock Options or Appreciation Rights or are granted or sold as Restricted Stock that are terminated, unexercised, forfeited or surrendered or which expire for any reason will again be available for issuance under the Plan.

     4. Limitations on Awards. Subject to adjustment as provided in Paragraph 12, awards under the Plan will be subject to the following limitations:

          (a) Of the aggregate 5,000,000 shares reserved for issuance under the Plan, no more than 1,200,000 shares of Common Stock will be issued or transferred as Restricted Stock.

          (b) No more than 5,000,000 shares of Common Stock reserved for issuance under the Plan will be issued under Stock Options.

          (c) The maximum aggregate number of shares of Common Stock that may be subject to Stock Options, Appreciation Rights and Restricted Stock granted to a Participant during any calendar year will not exceed 500,000 shares. The foregoing limitation will apply to the grant of Appreciation Rights whether the Spread on exercise is paid in cash or in shares of Common Stock.

          (d) The maximum aggregate cash value of payments to any Participant for any Performance Period pursuant to an award of Performance Units will not exceed $3,000,000.

          (e) The payment of an Executive Compensation Plan Bonus to any Participant will not exceed $1,500,000.

     5. Stock Options for Participants. The Committee may from time to time authorize grants to any Participant of options to purchase shares of Common Stock upon such terms and conditions as it may determine in accordance with the following provisions:

          (a) Each grant will specify the number of shares of Common Stock to which it pertains.

          (b) Each grant will specify the Option Price, which will not be less than 100% of the Market Value per Share on the Date of Grant.

          (c) Each grant will specify that the Option Price will be payable (i) in cash or by check acceptable to the Company, (ii) by the transfer to the Company of shares of Common Stock owned by the Participant for at least six months (or, with the consent of the Committee, for less than six months) having an aggregate Market Value per Share at the date of exercise equal to the aggregate Option Price, (iii) with the consent of the Committee, by authorizing the Company to withhold a number of shares of Common Stock otherwise issuable to the Participant having an aggregate Market Value per Share on the date of exercise equal to the aggregate Option Price or (iv) by a combination of such methods of payment; provided, however, that the payment methods described in clauses (ii) and (iii) will not be available at any time that the Company is prohibited from purchasing or acquiring such shares of Common Stock. Any grant may provide for deferred payment of the Option Price from the proceeds of sale through a broker of some or all of the shares to which such exercise relates.

          (d) Successive grants may be made to the same Participant whether or not any Stock Options previously granted to such Participant remain unexercised.

          (e) Each grant will specify the required period or periods of continuous service by the Participant with the Company or any Subsidiary and/or the Management Objectives to be achieved before the Stock Options or installments thereof will become exercisable, and any grant may provide for the earlier exercise of the Stock Options in the event of a Change in Control or other similar transaction or event.

          (f) Stock Options granted under this Paragraph 5 may be (i) options which are intended to qualify under particular provisions of the Code, (ii) options which are not intended to so qualify or (iii) combinations of the foregoing.

          (g) No Stock Option will be exercisable more than ten years from the Date of Grant.

          (h) If a Participant terminates employment by reason of death, disability or retirement at or after attaining the earliest age that qualifies as the Participant's Early Retirement Age under the G. B. Dealey Retirement Pension Plan, as amended from time to time, each outstanding Stock Option granted to the Participant will remain exercisable until the term of the Stock Option expires (determined without regard to the Participant's termination of employment).

          (i) Each grant of Stock Options will be evidenced by an agreement executed on behalf of the Company by the Chief Executive Officer (or another officer designated by the Committee) and delivered to the Participant and containing such terms and provisions, consistent with the Plan, as the Committee may approve.

     6. Stock Options for Directors. Each individual who first becomes a Director on or after the date of the 1996 annual meeting of shareholders of the Company will be granted an option to purchase 20,000 shares of Common Stock on the date of election to the Board. Each Director will be granted an additional option to purchase 5,000 shares of Common Stock on the date of each annual meeting of shareholders following the annual meeting of the individual's initial election to the Board, provided that such individual continues to be a Director at the close of business of each such annual meeting. For purposes of this Paragraph 6, the date of an annual meeting of shareholders of the Company is the date on which the meeting is convened or, if later, the date of the last adjournment thereof.

     Each Stock Option granted to a Director will contain the following terms and conditions:

          (a) Each grant will specify the number of shares of Common Stock to which it pertains.

          (b) Each grant will specify the Option Price, which will be 100% of the Market Value per Share on the Date of Grant.

          (c) Each grant will specify that the Option Price will be payable (i) in cash or by check acceptable to the Company, (ii) by the transfer to the Company of shares of Common Stock owned by the Director for at least six months having an aggregate Market Value per Share at the date of exercise equal to the aggregate Option Price, (iii) by authorizing the Company to withhold a number of shares of Common Stock otherwise issuable to the Director having an aggregate Market Value per Share on the date of exercise equal to the aggregate Option Price or (iv) by a combination of such methods of payment; provided, however, that the payment methods described in clauses (ii) and (iii) will not be available at any time that the Company is prohibited from purchasing or acquiring such shares of Common Stock. Any grant may provide for deferred payment of the Option Price from the proceeds of sale through a broker of some or all of the shares to which such exercise relates.

          (d) Each grant will specify that the Stock Option may not be exercised until the first anniversary of the Date of Grant and will be fully exercisable thereafter, without regard to whether the Director continues to be a member of the Board on such first anniversary, until the Stock Option expires by its terms.

          (e) Each grant of Stock Options will be evidenced by an agreement executed on behalf of the Company by the Chief Executive Officer (or another officer designated by the Committee) and delivered to the Director and containing such terms and provisions, consistent with the Plan, as the Committee may approve.

     7. Appreciation Rights. The Committee may also from time to time authorize grants to any Participant of Appreciation Rights upon such terms and conditions as it may determine in accordance with this Paragraph 7. Appreciation Rights may be granted in tandem with Stock Options or separate and apart from a grant of Stock Options. An Appreciation Right will be a right of the Participant to receive from the Company upon exercise an amount which will be determined by the Committee at the Date of Grant and will be expressed as a percentage of the Spread (not exceeding 100%) at the time of exercise. An Appreciation Right granted in tandem with a Stock Option may be exercised only by surrender of the related Stock Option. Each grant of an Appreciation Right may utilize any or all of the authorizations, and will be subject to all of the limitations, contained in the following provisions:

          (a) Each grant will state whether it is made in tandem with Stock Options and, if not made in tandem with any Stock Options, will specify the number of shares of Common Stock in respect of which it is made.

          (b) Each grant made in tandem with Stock Options will specify the Option Price and each grant not made in tandem with Stock Options will specify the Grant Price, which in either case will not be less than 100% of the Market Value per Share on the Date of Grant.

          (c) Any grant may specify that the amount payable on exercise of an Appreciation Right may be paid by the Company in (i) cash, (ii) shares of Common Stock having an aggregate Market Value per Share equal to the percentage of the Spread to be paid to the Participant or (iii) any combination thereof, as determined by the Committee in its sole discretion at the time of payment.

          (d) Any grant may specify that the amount payable on exercise of an Appreciation Right may not exceed a maximum amount specified by the Committee at the Date of Grant (valuing shares of Common Stock for this purpose at their Market Value per Share at the date of exercise).

          (e) Each grant will specify the required period or periods of continuous service by the Participant with the Company or any Subsidiary and/or Management Objectives to be achieved before the Appreciation Rights or installments thereof will become exercisable, and will provide that no Appreciation Right may be exercised except at a time when the Spread is positive and, with respect to any grant made in tandem with Stock Options, when the related Stock Option is also exercisable. Any grant may provide for the earlier exercise of the Appreciation Rights in the event of a Change in Control or other similar transaction or event.

          (f) If a Participant terminates employment by reason of death, disability or retirement at or after attaining the earliest age that qualifies as the Participant's Early Retirement Age under the G. B. Dealey Retirement Pension Plan, as amended from time to time, each outstanding Appreciation Right granted to the Participant will remain exercisable until the Appreciation Right expires by its terms (determined without regard to the Participant's termination of employment).

          (g) Each grant of an Appreciation Right will be evidenced by an agreement executed on behalf of the Company by the Chief Executive Officer (or another officer designated by the Committee) and delivered to and accepted by the Participant receiving the grant, which agreement will describe such Appreciation Right, identify any Stock Option granted in tandem with such Appreciation Right, state that such Appreciation Right is subject to all the terms and conditions of the Plan and contain such other terms and provisions, consistent with the Plan, as the Committee may approve.

     8. Restricted Stock. The Committee may also from time to time authorize grants or sales to any Participant of Restricted Stock upon such terms and conditions as it may determine in accordance with the following provisions:

          (a) Each grant or sale will constitute an immediate transfer of the ownership of shares of Common Stock to the Participant in consideration of the performance of services, entitling such Participant to voting and other ownership rights, but subject to the restrictions hereinafter referred to. Each grant or sale may limit the Participant's dividend rights during the period in which the shares of Restricted Stock are subject to any such restrictions.

          (b) Each grant or sale will specify the Management Objectives, if any, that are to be achieved in order for the ownership restrictions to lapse.

          (c) Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share at the Date of Grant.

          (d) Each such grant or sale will provide that the shares of Restricted Stock covered by such grant or sale will be subject, for a period to be determined by the Committee at the Date of Grant, to one or more restrictions, including, without limitation, a restriction that constitutes a "substantial risk of forfeiture" within the meaning of Section 83 of the Code and the regulations of the Internal Revenue Service thereunder, and any grant or sale may provide for the earlier termination of any such restrictions in the event of a Change in Control or other similar transaction or event.

          (e) Each such grant or sale will provide that during the period for which such restriction or restrictions are to continue, the transferability of the Restricted Stock will be prohibited or restricted in a manner and to the extent prescribed by the Committee at the Date of Grant (which restrictions may include, without limitation, rights of repurchase or first refusal in the Company or provisions subjecting the Restricted Stock to continuing restrictions in the hands of any transferee).

          (f) Each grant or sale of Restricted Stock will be evidenced by an agreement executed on behalf of the Company by the Chief Executive Officer (or another officer designated by the Committee) and delivered to and accepted by the Participant and containing such terms and provisions, consistent with the Plan, as the Committee may approve.

     9. Performance Units. The Committee may also from time to time authorize grants to any Participant of Performance Units, which will become payable upon achievement of specified Management Objectives, upon such terms and conditions as it may determine in accordance with the following provisions:

          (a) Each grant will specify the number of Performance Units to which it pertains.

          (b) Each grant will specify the Management Objectives that are to be achieved.

          (c) Each grant will specify the time and manner of payment of Performance Units which have become payable, which payment may be made in
     (i) cash, (ii) shares of Common Stock having an aggregate Market Value per Share equal to the aggregate value of the Performance Units which have become payable or (iii) any combination thereof, as determined by the Committee in its sole discretion at the time of payment.

          (d) Each grant of a Performance Unit will be evidenced by an agreement executed on behalf of the Company by the Chief Executive Officer (or another officer designated by the Committee) and delivered to and accepted by the Participant and containing such terms and provisions, consistent with the Plan, as the Committee may approve, including provisions relating to a Change in Control or other similar transaction or event.

     10. Executive Compensation Plan Bonuses. The Committee may from time to time authorize payment of annual incentive compensation in the form of an Executive Compensation Plan Bonus to a Participant, which will become payable upon achievement of specified Management Objectives. Executive Compensation Plan Bonuses will be payable upon such terms and conditions as the Committee may determine in accordance with the following provisions:

          (a) The Committee will specify the Management Objectives that are to be achieved by the Participant in order for the Participant to receive payment of the Executive Compensation Plan Bonus.

          (b) The Committee will specify the time and manner of payment of an Executive Compensation Plan Bonus which becomes payable, which payment may be made in (i) cash, (ii) shares of Common Stock having an aggregate Market Value per Share equal to the aggregate value of the Executive Compensation Plan Bonus which has become payable or (iii) any combination thereof, as determined by the Committee in its sole discretion at the time of payment.

          (c) As soon as practicable after the beginning of a Performance Period, the Committee will notify each Participant of the terms of the Executive Compensation Plan Bonus program for that Performance Period, which notification will state that such Executive Compensation Plan Bonus is subject to all the terms and conditions of the Plan, and contain such other terms and provisions, consistent with the Plan, as the Committee may approve.

     11. Transferability. Except as otherwise provided in the agreement evidencing a Participant's Award or an award of Stock Options to a Director under Paragraph 6, (i) no Stock Option, Appreciation Right, Performance Unit that has not become payable or Executive Compensation Plan Bonus that has not become payable will be transferable by the Participant or the Director other than by will or the laws of descent and distribution and (ii) no Stock Option or Appreciation Right granted to the Participant or the Director will be exercisable during the Participant's or Director's lifetime by any person other than the Participant or Director, or such person's guardian or legal representative.

     12. Adjustments. The Committee will make or provide for such adjustments in the maximum number of shares specified in Paragraphs 3, 4 and 6 in the numbers of shares of Common Stock covered by outstanding Stock Options and Appreciation Rights granted hereunder, in the Option Price or Grant Price applicable to any such Stock Options and Appreciation Rights, and/or in the kind of shares covered thereby (including shares of another issuer), as the Committee in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of Participants that otherwise would result from any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, merger, consolidation, spin-off, reorganization, partial or complete liquidation, issuance of rights or warrants to purchase securities or any other corporate transaction or event having an effect similar to any of the foregoing.

     13. Fractional Shares. The Company will not be required to issue any fractional share of Common Stock pursuant to the Plan. The Committee may provide for the elimination of fractions or for the settlement of fractions in cash.

     14. Withholding Taxes. To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under the Plan, or is requested by a Participant to withhold additional amounts with respect to such taxes, and the amounts available to the Company for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes required or requested to be withheld. In addition, if permitted by the Committee, a Participant may elect to have any withholding obligation of the Company satisfied with shares of Common Stock that would otherwise be transferred to the Participant in payment of the Participant's Award.

     15. Administration of the Plan. (a) Unless the administration of the Plan has been expressly assumed by the Board pursuant to a resolution of the Board, the Plan will be administered by the Committee, which at all times will consist of two or more Directors appointed by the Board, all of whom will qualify as "non-employee directors" as defined in Rule 16b-3 and as "outside directors" as defined in regulations adopted under Section 162(m) of the Code, as such terms may be amended from time to time. A majority of the Committee will constitute a quorum, and the action of the members of the Committee present at any meeting at which a quorum is present, or acts unanimously approved in writing, will be the acts of the Committee.

          (b) The Committee has the full authority and discretion to administer the Plan and to take any action that is necessary or advisable in connection with the administration of the Plan, including without limitation the authority and discretion to interpret and construe any provision of the Plan or of any agreement, notification or document evidencing the grant of an Award. The interpretation and construction by the Committee of any such provision and any determination by the Committee pursuant to any provision of the Plan or of any such agreement, notification or document will be final and conclusive. No member of the Committee will be liable for any such action or determination made in good faith.

     16. Amendments, Etc. (a) The Plan may be amended from time to time by the Committee or the Board but may not be amended without further approval by the shareholders of the Company if such amendment would result in the Plan no longer satisfying any applicable requirements of the New York Stock Exchange (or any other exchange or market system upon which shares of Common Stock are listed or admitted to trading), Rule 16b-3 or Section 162(m) of the Code.

          (b) The Plan may be terminated at any time by action of the Board. The termination of the Plan will not adversely affect the terms of any outstanding Award.

          (c) The Plan will not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor will it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate such Participant's employment or other service at any time.

          (d) If the Committee determines, with the advice of legal counsel, that any provision of the Plan would prevent the payment of any Award intended to qualify as performance-based compensation within the meaning of
     Section 162(m) of the Code from so qualifying, such Plan provision will be invalid and cease to have any effect without affecting the validity or effectiveness of any other provision of the Plan.

                       YOUR PROXY CARD IS ATTACHED BELOW.



                    Please read and follow the instructions
                      carefully and detach and return your
                      completed proxy card in the enclosed
                             postage-paid envelope.



                                  DETACH HERE


                             A. H. BELO CORPORATION

          THIS PROXY IS SOLICITED ON BEHALF ON THE BOARD OF DIRECTORS
                           OF A. H. BELO CORPORATION
P
          The undersigned hereby appoints Robert W. Decherd and Ward L. Huey,
R Jr., or any one or both of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote
O as designated below all the shares of the Common Stock of A. H. Belo Corporation held of record by the undersigned on March 21, 1997, at the
X Annual Meeting of Shareholders to be held on May 14, 1997, and any adjournment or postponement thereof.
Y
          THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER, IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR THE PROPOSAL TO AMEND THE COMPANY'S 1995 EXECUTIVE COMPENSATION PLAN.

          Please sign exactly as name appears. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                                                    -----------
                                                                    SEE REVERSE
                (continued and to be signed on the reverse side)        SIDE
                                                                    -----------

                                  DETACH HERE

       Please mark
/ X /  votes as in
       this example

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR all Nominees listed in Proposal 1 and FOR Proposal 2.

1. Election of the following nominees as Class II Directors
   (Term expires in 2000).

NOMINEES: Robert W. Decherd, Roger A. Enrico, Arturo Madrid, Ph.D., William T. Solomon, Thomas B. Walker, Jr.

                   /  /  FOR           /  /  WITHHOLD AUTHORITY

/  /  ________________________________________________________________

      INSTRUCTIONS: To withhold authority to vote for any individual nominee, write the nominee's name in the space provided above.

2. Proposal to amend the Company's 1995 Executive Compensation Plan.

             /  /  FOR     /  /  AGAINST      /  /  ABSTAIN

3. At the discretion of such Proxies, on any other matter that property may come before the meeting or any adjournment thereof.


                                          MARK HERE
                                         FOR ADDRESS    /  /
                                          CHANGE AND
                                         NOTE AT LEFT

                                     PLEASE MARK, DATE AND SIGN AS YOUR NAME
                                     APPEARS AT LEFT AND RETURN IN THE ENVELOPE.

                                     Please sign exactly as name appears. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


Signature: _______________________________ Date _______

Signature if Held Jointly _________________ Date_______

                        YOUR PROXY CARD FOR YOUR 401(k)
                           SHARES IS ATTACHED BELOW.



                    Please read and follow the instructions
                      carefully and detach and return your
                      completed proxy card in the enclosed
                             postage-paid envelope.

               If you own shares of Belo Common Stock outside of the plan listed below, a Proxy Statement has been sent to you under separate cover along with another proxy card relating to those shares. Please review the Proxy Statement carefully before returning your proxy cards.


                                  DETACH HERE


                             A. H. BELO CORPORATION

                 TO PARTICIPANTS IN THE A. H. BELO CORPORATION
                     EMPLOYEE SAVINGS AND INVESTMENT PLAN:

P         As a participant in the Employee Savings and Investment Plan with full shares of the Company's Common Stock allocated to your account as of March
R 21, 1997, you may instruct the Trustee how to vote such shares at the Annual Meeting of Shareholders to be held May 14, 1997.
O
          Your instructions to the Trustee will be held in strict confidence and
X will be made available only to the inspectors of election at the Annual Meeting, none of whom is an employee of the Company. Under the terms of the
Y Plan, you have the right to give voting instructions for all shares allocated to your account. Please use the other side of this form in giving your instructions.

          Any shares held by the Trustee as to which it has not received voting instructions by May 9, 1997, will be voted in the same manner, proportionately, as the shares in the Plan as to which voting instructions have been received. Any shares held by the Trustee as to which it has been instructed to sign the Board of Directors proxy, with no additional instructions to the contrary indicated, will be voted FOR Item 1, the election of Class II Directors, and FOR Item 2, the amendment of the 1995 Executive Compensation Plan.

                     U.S. TRUST COMPANY OF CALIFORNIA, N.A.
                                    Trustee

                                                                    -----------
                                                                    SEE REVERSE
                (continued and to be signed on the reverse side)        SIDE
                                                                    -----------

                                  DETACH HERE

       Please mark
/ X /  votes as in
       this example.

U.S. Trust Company of California, N.A.
You are hereby instructed to sign the Board of Directors proxy.
You are further instructed to direct the proxy holders to vote as follows:

1. Election of the following nominees as Class II Directors
   (Term expires in 2000).

NOMINEES: Robert W. Decherd, Roger A. Enrico, Arturo Madrid, Ph.D., William T. Solomon, Thomas B. Walker, Jr.

                   /  /  FOR           /  /  WITHHOLD AUTHORITY

/  /  ________________________________________________________________

      INSTRUCTIONS: To withhold authority to vote for any individual nominee, write the nominee's name in the space provided above.

2. Proposal to amend the Company's 1995 Executive Compensation Plan.

             /  /  FOR     /  /  AGAINST      /  /  ABSTAIN

3. At the discretion of such Proxies, on any other matter that property may come before the meeting or any adjournment thereof.


                                          MARK HERE
                                         FOR ADDRESS    /  /
                                          CHANGE AND
                                         NOTE AT LEFT

                                     PLEASE MARK, DATE AND SIGN AS YOUR NAME
                                     APPEARS AT LEFT AND RETURN IN THE ENVELOPE.

                                     I hereby authorize U.S. Trust Company of
                                     California, N.A., as Trustee under the
                                     Employee Savings and Investment Plan, to vote the shares of Common Stock held for my account under the Employee Savings and Investment Plan at the Annual Meeting in accordance with instructions given above. U.S. Trust Company of California, N.A., has appointed The First National Bank of Boston as Agent to tally the votes.


Signature: ________________________ Date _____________

                               [U.S. TRUST LOGO]


                             NOTICE TO PARTICIPANTS
                                     IN THE
                             A. H. BELO CORPORATION
                      EMPLOYEE SAVINGS AND INVESTMENT PLAN


Dear Plan Participant:

         Enclosed with this notice is a Proxy Statement of A. H. Belo Corporation (the "Company") describing the Annual Meeting of Shareholders to be held on May 14, 1997 (the "Annual Meeting"). The Annual Meeting will be for the purpose of (i) electing Class II Directors and (ii) approving the proposal to amend the 1995 Executive Compensation Plan (the "Proposal"). The Proxy Statement has been prepared by the Board of Directors of the Company in connection with the business to be transacted at the Annual Meeting.

DIRECTIONS TO THE TRUSTEE

         Only U.S. Trust Company of California, N.A., as trustee (the "Trustee") of the A. H. Belo Corporation Employee Savings and Investment Plan (the "Plan") can vote the shares of the Company stock ("Shares") held by the Plan. However, under the terms of the Plan, you as a participant are entitled to instruct the Trustee how to vote these Shares.

         Enclosed with this notice is a confidential voting instruction card provided to you for the purpose of instructing the Trustee how to vote the Shares concerning the above matters. Your participation in this matter is important. Please take the time to complete the instruction card and return it in the enclosed self-addressed and stamped envelope. You may instruct the Trustee to vote FOR or WITHHOLD AUTHORITY on Item 1, and FOR, AGAINST or ABSTAIN on Item 2. The Board of Directors has appointed an administrative committee (the "Committee") as named fiduciary, which will have the discretion to vote the Shares in the event you do not provide instructions to the Trustee.

         The Trustee will vote all Shares of the Plan in accordance with the instructions set forth on the voting instruction cards that are received by the Trustee on or before May 9, 1997, unless the Trustee determines such instructions are contrary to the requirements of the Employee Retirement Income Security Act of 1974, as amended (ERISA). If you sign, date and return a voting instruction card but do not check any boxes on the card, the Trustee will vote your Shares FOR Item 1, and FOR Item 2.

CONFIDENTIALITY AND INSTRUCTIONS

         Your vote is strictly confidential and will not be revealed, directly or indirectly, to any director, officer, or other employee of the Company or to anyone else, except as otherwise required by law. Therefore, feel completely free to instruct the Trustee to vote your Shares in the manner you think best.



VOTING DEADLINE

         Because of the time required to tabulate voting instructions from participants before the Annual Meeting, the Trustee must establish a cut-off date for receiving your instruction cards. The cut-off date established by the Trustee is MAY 9, 1997. The Trustee cannot insure that instruction cards received after the cut-off date will be tabulated. Therefore, it is important that you act promptly and return your instruction card on or before MAY 9, 1997, in the envelope provided for your convenience. If the Trustee does not receive timely instructions from you with respect to your Shares, the Trustee will vote such Shares in the same manner, proportionately, as the shares in the Plan as to which voting instructions have been received.

FURTHER INFORMATION

         IF YOU ARE A DIRECT SHAREHOLDER OF A. H. BELO CORPORATION, YOU WILL RECEIVE, UNDER SEPARATE COVER, PROXY SOLICITATION MATERIALS, INCLUDING THE NOTICE OF THE 1997 ANNUAL MEETING AND PROXY STATEMENT. THEREFORE, THE PROXY STATEMENT IS NOT INCLUDED IN THIS MAILING. INCLUDED WITH THE PROXY SOLICITATION MATERIALS YOU WILL RECEIVE AS A DIRECT SHAREHOLDER IS A PROXY CARD, WHICH YOU MUST USE TO VOTE YOUR DIRECTLY-OWNED SHARES. THAT CARD CANNOT BE USED TO DIRECT THE VOTING OF SHARES HELD BY THE PLAN. YOU MUST USE THE ENCLOSED VOTING INSTRUCTION CARD TO VOTE YOUR SHARES HELD BY THE PLAN.

         If you have questions regarding the information provided to you, you may contact the Trustee at the following toll-free number between 8:00 a.m. and 5:00 p.m. Pacific Time, Monday through Friday:

                                 (800) 535-3093

         Your ability to instruct the Trustee how to vote your Shares held in the Plan is an important part of your rights as a participant. Please consider the enclosed material carefully and return your voting instructions to us promptly.


April 9, 1997

                                         U.S. Trust Company of California, N.A.
                                         as Trustee of
                                         A. H. BELO CORPORATION
                                         EMPLOYEE SAVINGS AND INVESTMENT PLAN